UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
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Filed by a Party other than the Registrant ☐
Check the appropriate box:
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Preliminary Proxy Statement

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Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material under §240.14a-12

SCIPLAY CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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No fee required.

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Fee paid previously with preliminary materials.

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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

May 17, 2022
Dear Stockholder:
You are cordially invited to attend the annual meeting of stockholders of SciPlay Corporation (the “Company”) to be held at 11:00 a.m. PDT, with access beginning at 10:30 a.m. PDT, on Wednesday, June 8, 2022. This year’s annual meeting will be a virtual meeting of stockholders. We have designed the format of the virtual annual meeting to ensure that stockholders are afforded the same rights and opportunities to participate as they would at an in-person meeting, using online tools to ensure stockholder access and participation. In order to attend the meeting, you must pre-register at http://viewproxy.com/SciPlayCorporation/2022 by June 7, 2022 at 11:59 p.m. EDT. You will be able to attend the annual meeting and vote during the annual meeting via a live webcast by visiting http://viewproxy.com/SciPlayCorporation/2022/vm.
At the annual meeting, we will be electing nine members of our Board of Directors. We will also be asking our stockholders to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm. These matters are described in detail in the accompanying Proxy Statement. Our Board of Directors recommends that you vote in accordance with our Board’s recommendations on all proposals using the WHITE proxy card.
Engine Capital LP (together with its affiliates and related persons, “Engine Capital”) has notified the Company that it intends to nominate a slate of two alternative nominees for election as directors at the annual meeting in opposition to the nominees recommended by our Board of Directors. As a result, you may receive solicitation materials from Engine Capital, including proxy statements and proxy cards, seeking your proxy to vote for Engine Capital’s nominees.
Our Board of Directors does NOT endorse any of the Engine Capital nominees and strongly urges you to discard and NOT sign or return any proxy card that may be sent to you by Engine Capital. Our Board of Directors unanimously recommends that you vote “FOR ALL” the nominees proposed by our Board of Directors on the WHITE proxy card.
If you have previously submitted a proxy card sent to you by Engine Capital, you can revoke that proxy and vote for our Board of Directors’ nominees and on the other matters to be voted on at the annual meeting by (i) completing, signing and returning the WHITE proxy card, (ii) voting over the Internet or by telephone pursuant to the instructions provided on the WHITE proxy card or (iii) voting at the meeting. Only your latest dated proxy will count, and any proxy may be revoked at any time prior to its exercise at the annual meeting as described in this Proxy Statement.
Whether or not you plan to attend the annual meeting, it is important that your shares be represented and voted at the annual meeting. We encourage you to promptly vote and submit your proxy in advance of the annual meeting by completing, signing and returning the WHITE proxy card or voting your shares over the Internet or by telephone pursuant to the instructions provided on the WHITE proxy card. If you attend the annual meeting, you can vote even if you previously submitted your proxy.

We look forward to hosting you at the annual meeting.
Sincerely,
Joshua J. Wilson
Chief Executive Officer
The accompanying Proxy Statement is dated May 17, 2022, and is first being mailed to our stockholders on or about May 17, 2022.

SCIPLAY CORPORATION
6601 Bermuda Road
Las Vegas, NV 89119
NOTICE OF ANNUAL MEETING
OF STOCKHOLDERS
Notice is hereby given that the annual meeting of stockholders of SciPlay Corporation (the “Company”) will be held at 11:00 a.m. PDT on Wednesday, June 8, 2022, solely online via the Internet via a live webcast, for the following purposes:
1.
To elect nine members of the Company’s Board of Directors to serve for the ensuing year and until their respective successors are duly elected and qualified.

2.
To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022.

3.
To consider and act upon any other matter that may properly come before the meeting or any adjournment thereof.

Only stockholders of record at the close of business on April 11, 2022 (the “record date”) are entitled to receive notice of and to vote at the annual meeting and any adjournment thereof.
Engine Capital LP (together with its affiliates and related persons, “Engine Capital”) has notified the Company of its intent to nominate a slate of two alternative nominees for election as directors at the annual meeting in opposition to the nominees recommended by the Company’s Board of Directors. As a result, it is possible you may receive solicitation materials from Engine Capital, including a proxy statement and proxy cards, seeking your proxy to vote for Engine Capital’s nominees.
The Company’s Board of Directors does NOT endorse any of the Engine Capital nominees and strongly urges you to discard and NOT sign or return any proxy card that may be sent to you by Engine Capital. The Company’s Board of Directors unanimously recommends that you vote “FOR ALL” the nominees proposed by the Company’s Board of Directors on the WHITE proxy card.
If you have previously submitted a proxy card sent to you by Engine Capital, you can revoke that proxy and vote for the Company’s Board of Directors’ nominees and on the other matters to be voted on at the annual meeting by (i) completing, signing and returning the WHITE proxy card, (ii) voting over the Internet or by telephone pursuant to the instructions provided on the WHITE proxy card or (iii) voting at the meeting. Only your latest dated proxy will count, and any proxy may be revoked at any time prior to its exercise at the annual meeting as described in this Proxy Statement.
Access to the Virtual Meeting.   The virtual meeting will begin promptly at 11:00 a.m. PDT. Online access to the virtual meeting will open 30 minutes prior to the start of the annual meeting to allow time for attendees to log in and test their device’s audio system.
Log-in Instructions.   In order to attend the annual meeting, you must pre-register at http://viewproxy.com/SciPlayCorporation/2022 by June 7, 2022 at 11:59 p.m. EDT.
Submitting Questions.   Questions may be submitted during registration.
Voting Prior to or at the Annual Meeting.   An online portal is available to stockholders at www.proxyvote.com where stockholders of record as of the record date can view and download our proxy materials and 2021 Annual Report and vote their shares in advance of the annual meeting. Stockholders of record as of the record date may vote their shares during the annual meeting (up until the closing of the polls) by following the instructions provided during the meeting.
Technical Assistance.   Technical assistance is available by e-mailing virtualmeeting@viewproxy.com or dialing the toll-free number 1-866-612-8937.
Whether or not you plan to attend the annual meeting, it is important that your shares be represented and voted at the annual meeting. The Company urges stockholders of record as of the record date to promptly vote in advance of the annual meeting by completing, signing and returning the WHITE proxy card or voting their shares over the Internet or by telephone pursuant to the instructions provided on the WHITE proxy card (see the accompanying Proxy Statement for additional details). If you attend the annual meeting, you can vote even if you previously submitted your proxy. Only your latest dated proxy will count, and any proxy may be revoked at any time prior to its exercise at the annual meeting as described in this Proxy Statement.
The Company’s Board of Directors unanimously recommends that you vote “FOR ALL” the nominees proposed by the Board of Directors under Proposal 1 and “FOR” Proposal 2 using the WHITE proxy card.
Important Notice Regarding the Availability of Proxy Materials for the
Annual Meeting of Stockholders to be held on June 8, 2022:
The Proxy Statement and 2021 Annual Report will be available on or about May 17, 2022 through the Investors link on our website at
www.sciplay.com or through www.proxyvote.com.
Dated: May 17, 2022	By Order of the Board of Directors
Daniel O’Quinn
Interim Chief Financial Officer and Secretary

SCIPLAY CORPORATION
6601 Bermuda Road
Las Vegas, NV 89119
PROXY STATEMENT
GENERAL INFORMATION
This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the “Board”) of SciPlay Corporation (“SciPlay”, the “Company”, “we” or “us”) of proxies to be voted at the annual meeting of stockholders of the Company to be held at 11:00 a.m. PDT on Wednesday, June 8, 2022, solely online via the Internet via a live webcast, and any adjournment or postponement of the meeting for the purposes set forth in the Notice of Annual Meeting of Stockholders.
Explanatory Note
We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or JOBS Act, and therefore permitted to take advantage of certain reduced public company reporting requirements. As an emerging growth company, we provide in this Proxy Statement the scaled disclosure permitted under the JOBS Act, including the compensation disclosures required of a “smaller reporting company”, as that term is defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In addition, as an emerging growth company, we are not required to conduct votes seeking approval, on an advisory basis, of the compensation of our named executive officers or the frequency with which such votes must be conducted. Similarly, we are also exempt from the chief executive officer pay ratio disclosure rules, as required under The Dodd-Frank Wall Street Reform and Consumer Protection Act. Our status as an emerging growth company will end as soon as any of the following takes place: (1) the last day of the fiscal year in which we have more than $1.07 billion in annual revenue; (2) the date we qualify as a “large accelerated filer,” with at least $700 million of equity securities held by non-affiliates; (3) the date on which we have issued, in any three-year period, more than $1.0 billion in non-convertible debt securities; or (4) the last day of the fiscal year ending after the fifth anniversary of the completion of our initial public offering (the “IPO”).
Access to Proxy Materials
We expect our proxy materials, including this Proxy Statement, our WHITE proxy card and our 2021 Annual Report, to first be mailed on or about May 17, 2022 and to first be made available to stockholders at that time through the Investors link on our website at www.sciplay.com or through www.proxyvote.com.
Stockholders Entitled to Vote
All stockholders of record at the close of business on April 11, 2022 are entitled to vote at the annual meeting. At the close of business on April 11, 2022, 24,661,195 shares of Class A common stock and 103,547,021 shares of Class B common stock were outstanding, respectively. Each share of Class A common stock is entitled to one vote on all matters that properly come before the meeting and each share of Class B common stock is entitled to 10 votes on all matters that properly come before the meeting. Holders of our Class A common stock and Class B common stock will vote together as a single class on all matters described in this Proxy Statement.
Voting Procedures
You may vote your shares by proxy without attending the annual meeting. We encourage stockholders to submit their proxies in advance of the annual meeting. You can ensure that your shares are voted by completing, signing and returning the WHITE proxy card or voting your shares over the Internet or by telephone pursuant to the instructions provided on the WHITE proxy card. If you are voting over the Internet or by telephone, you will need to provide the control number that is printed on the WHITE proxy card that you receive. Voting your shares by proxy by any of these methods will not affect your right to attend and vote at the annual meeting or by executing a proxy designating a representative to vote for you at the annual meeting.

Stockholders of Record
If your shares are registered in your name on the Company’s books and records or with its transfer agent, American Stock Transfer & Trust Company, LLC, you are the “stockholder of record” or “registered holder” of those shares. To vote, please complete, sign and return the WHITE proxy card or vote your shares over the Internet or by telephone pursuant to the instructions provided on the WHITE proxy card. Proxies submitted by the Internet or telephone must be received by 11:59 p.m. EDT on June 7, 2022. If you are the record holder of your shares, you may also vote your shares during the annual meeting (up until the closing of the polls) by following the instructions provided during the annual meeting. In order to attend the annual meeting, you must pre-register at http://viewproxy.com/SciPlayCorporation/2022 by June 7, 2022 at 11:59 p.m. EDT.
Even if you plan to attend the annual meeting, we encourage you to vote by completing, signing and returning the WHITE proxy card or voting your shares over the Internet or by telephone pursuant to the instructions provided on the WHITE proxy card.
Beneficial Owners of Shares Held in “Street Name”
If you are not the record holder of your shares (i.e., they are held in “street” name by a broker, bank or other nominee), you are considered the “beneficial owner” of shares held in “street name”. The broker, bank or other nominee holding your account is considered the stockholder of record for purposes of voting at the annual meeting. Your broker, bank or other nominee has enclosed a WHITE voting instruction form for you to use in directing your broker, bank or other nominee as to how to vote your shares. You must follow these instructions in order for your shares to be voted. Because of the contested nature of the election, if you do not give instructions to your broker, bank or other nominee, they may not be able to vote your shares with respect to any of the proposals. We urge you to instruct your broker, bank or other nominee, by following the instructions on the enclosed WHITE voting instruction form, to vote your shares in accordance with the Board’s recommendations. If you are a beneficial owner and wish to attend and vote your shares at the annual meeting, you must first obtain a proxy issued in your name from your broker, bank or other nominee that is the record holder of your shares giving you the right to vote the shares at the annual meeting.
Meeting Format
The 2022 annual meeting of stockholders will be a virtual meeting format as holding an in-person meeting may present an unacceptable risk to the health and safety of the stockholders. Stockholders will only be able to access the annual meeting virtually. The Company has designed the format of the virtual annual meeting to ensure that stockholders are afforded the same rights and opportunities to participate as they would at an in-person meeting, using online tools to ensure stockholder access and participation. More information about the online annual meeting is provided in this Proxy Statement.
Voting Matters and Board Recommendations
Stockholders are being asked to vote on the following matters at the annual meeting:
Proposal	Board’s Recommendation
Proposal 1: Election of Directors (page 7)	FOR each of the Board’s Nominees

The Board and the Nominating and Corporate Governance Committee believe that the nine director nominees recommended by the Board possess a combination of qualifications, experience and judgment necessary for a well-functioning Board and the effective oversight of the Company.

Proposal	Board’s Recommendation
Proposal 2: Ratification of the Appointment of Deloitte & Touche LLP (“Deloitte”) as the Company’s Independent Registered Public Accounting Firm (page 34)	FOR

The Audit Committee has appointed Deloitte to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2022. As a matter of good corporate governance, stockholders are being asked to ratify the Audit Committee’s appointment of Deloitte.

Other Candidates Nominated for Election as Directors at the Annual Meeting in Opposition to the Board’s Nominees
Engine Capital has notified the Company of its intent to nominate a slate of two alternative nominees for election as directors at the annual meeting in opposition to the nominees recommended by the Board. The Board does NOT endorse any of the Engine Capital nominees and strongly urges you to discard and NOT sign or return any proxy card that may be sent to you by Engine Capital. The Board unanimously recommends that you vote “FOR ALL” the nominees proposed by the Board on the WHITE proxy card.
As of the close of business on April 11, 2022, Light & Wonder, Inc. (formerly known as Scientific Games Corporation) (“Light & Wonder”) owned, directly or indirectly, all shares of our Class B common stock, which represent approximately 97.7% of the combined voting power of both classes of the Company’s outstanding common stock. Light & Wonder intends to vote in accordance with the recommendations of the Board, which will ensure that the director nominees proposed by the Board will be elected to the Board (Proposal 1), that the appointment of Deloitte as the Company’s independent registered public accounting firm will be ratified (Proposals 2) and that the Engine Capital nominees will not be elected to the Board.
If you have previously submitted a proxy card sent to you by Engine Capital, you can revoke that proxy and vote for the Board’s recommended nominees and on the other matters to be voted on at the annual meeting by (i) completing, signing and returning the WHITE proxy card, (ii) voting over the Internet or by telephone pursuant to the instructions provided on the WHITE proxy card or (iii) voting at the meeting. Only your latest dated proxy will count, and any proxy may be revoked at any time prior to its exercise at the annual meeting as described in this Proxy card Statement. We are not responsible for the accuracy of any information that may be provided by or relating to Engine Capital or its nominees contained in any solicitation materials that may be filed or disseminated by or on behalf of Engine Capital or any other statements Engine Capital may make.
It will NOT help elect the nominees recommended by the Board if you sign and return proxy cards sent by Engine Capital, even if you vote to “WITHHOLD” your vote with respect to their nominees using the Engine Capital proxy card. In fact, doing so will cancel any previous vote cast by you on the Company’s proxy card. The only way to support the Board’s recommended nominees is to vote “FOR” the Board’s recommended nominees by using the enclosed WHITE proxy card. Only the last proxy received will be counted.
Whether or not you plan to attend the annual meeting, it is important that your shares be represented and voted at the annual meeting. We encourage you to promptly vote in advance of the annual meeting by completing, signing and returning the WHITE proxy card or voting your shares over the Internet or by telephone pursuant to the instructions provided on the WHITE proxy card. If you attend the annual meeting, you can vote even if you previously submitted your proxy.
If Engine Capital proceeds with its previously announced alternative director nominations, we may conduct multiple mailings of the Proxy Statement and the accompanying proxy materials prior to the annual meeting date so that stockholders have our latest proxy information and materials to vote. We will send you a new WHITE proxy card with each mailing, regardless of whether you have previously voted. The latest-dated proxy you submit will be counted, and, if you wish to vote as recommended by the Board, then you should only submit WHITE proxy cards.
Changing Your Vote
A stockholder may revoke a proxy at any time prior to its being voted by (i) delivering written notice to the Secretary of the Company, (ii) executing and delivering the WHITE proxy card, (iii) voting by proxy over the Internet or by telephone pursuant to the instructions provided on the WHITE proxy card or (iv) voting at the annual meeting.

If you have previously submitted a proxy card sent to you by Engine Capital, you can revoke that proxy and we urge you to revoke that proxy and vote for the Board of Directors’ recommended nominees and on the other matters to be voted on at the annual meeting by (i) delivering written notice to the Secretary of the Company, (ii) completing, signing and returning the WHITE proxy card, (iii) voting over the Internet or by telephone pursuant to the instructions provided on the WHITE proxy card or (iv) voting at the meeting. Only your latest dated proxy will count, and any proxy may be revoked at any time prior to its exercise at the annual meeting as described in this Proxy Statement.
Quorum
The presence, including by proxy (regardless of whether the proxy has authority to vote on all matters), of the holders of shares representing a majority of the voting power of the Company’s outstanding shares of capital stock at the annual meeting constitutes a quorum for the transaction of business. If you “WITHHOLD” your vote in the election of directors or “ABSTAIN” (rather than vote “FOR” or “AGAINST”) with respect to any other proposal, your shares will count as present for purposes of determining whether a quorum is present.
Vote Required
Vote Required for the Election of Directors (Proposal 1)
Assuming a quorum is present, directors will be elected (Proposal 1) by a plurality of the votes cast in person or by proxy at the annual meeting. This means that the nine candidates receiving the highest number of “FOR” votes will be elected. If you “WITHHOLD” your vote in the election of directors, your shares will count as present for purposes of determining whether a quorum is present but will not be considered to have been voted for the director nominee.
Engine Capital has notified the Company of its intent to nominate a slate of two alternative nominees for election as directors at the annual meeting in opposition to the nominees recommended by the Board. It will NOT help elect the nominees recommended by the Board if you sign and return proxy cards sent by Engine Capital, even if you vote to “WITHHOLD” your vote with respect to their nominees using the Engine Capital proxy card. In fact, doing so will cancel any previous vote cast by you on the Company’s proxy card. The only way to support the Board’s recommended nominees is to vote “FOR” the Board’s recommended nominees by using the enclosed WHITE proxy card. Only the last proxy received will be counted.
Vote Required for the Ratification of the Appointment of Deloitte as the Company’s Independent Registered Public Accounting Firm (Proposal 2)
The ratification of the appointment of our independent registered public accounting firm (Proposal 2) requires the affirmative vote of a majority of the votes cast at the annual meeting. If you “ABSTAIN” (rather than vote “FOR” or “AGAINST”) with respect to this proposal, your shares will count as present for purposes of determining whether a quorum is present, but will have no effect on the outcome of the proposal.
Effect of Broker Non-Votes
A broker “non-vote” occurs when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the broker, bank or other nominee does not have discretionary voting power on that item and has not received specific instructions from the beneficial owner. Under applicable rules that govern brokers, banks and other nominees who are voting with respect to shares held in street name, brokers, banks or other nominees ordinarily have the discretion to vote on “routine” matters (e.g., ratification of the selection of independent public accountants) but not on non-routine matters (e.g., election of directors). In the case of a contested election of directors, the applicable rules that govern brokers, banks and other nominees will not permit them to exercise discretionary authority regarding any of the proposals to be voted on at the annual meeting, whether “routine” or not.
If your shares are held in street name and you do not instruct your broker, bank or other nominee on how to vote your shares, then your broker, bank or other nominee will not be able to vote your shares with respect to Proposal 1. To the extent that Engine Capital provides you with a proxy card or voting instruction form, then your broker, bank or other nominee will not be able to vote with respect to Proposal 2 and your shares will not be counted for purposes of determining whether a quorum exists if you do not instruct your broker, bank or other nominee on how to vote your shares.
We urge you to instruct your broker, bank or other nominee by following the instructions on the enclosed WHITE voting instruction form, to vote your shares in accordance with the Board’s recommendations on the WHITE voting instruction form, including to vote “FOR ALL” the nominees proposed by the Board of Directors, whether or not you plan to attend the annual meeting.
Effect of Not Providing Specific Voting Instructions
All valid proxies received prior to the annual meeting will be voted in accordance with the instructions specified by the stockholder. If you are the record holder of your shares and (i) your WHITE proxy card is returned without instructions or (ii) you indicate when voting over the Internet or by telephone that you wish to vote as recommended by the Board, the persons named as proxy holders on your proxy card will vote in accordance with the recommendations of the Board in “Voting Matters and Board Recommendations” above.
With respect to any other matter that properly comes before the annual meeting, the proxy holders will vote as recommended by the Board or, if no recommendation is given, in their own discretion.
If your shares are held in “street name” (that is, held for your account by a broker, bank or other nominee), you will receive voting instructions from your broker, bank or other nominee. You must follow these instructions in order for your shares to be voted. Your broker is required to vote those shares in accordance with your instructions. If you do not instruct your broker, bank or other nominee how to vote your shares, then your broker, bank or other nominee will not be able to vote your shares with respect to Proposal 1 and, to the extent that Engine Capital provides you with a proxy card or voting instruction form, with respect to Proposal 2. We urge you to instruct your broker, bank or other nominee, by following the instructions on the enclosed WHITE voting instruction form, to vote your shares in accordance with the Board’s recommendations on the WHITE voting instruction form, including to vote “FOR ALL” the nominees proposed by the Board of Directors, whether or not you plan to attend the annual meeting.
As of the date of this Proxy Statement, we are not aware of any matter other than those described in this Proxy Statement that will be acted upon at the annual meeting. In the event that any other matter properly comes before the meeting for a vote of stockholders, the persons named as proxies in the enclosed form of proxy will vote in accordance with their best judgment on such other matter.
Recommended Response to Proxy Cards That May Be Sent by Engine Capital
Engine Capital has notified the Company of its intent to propose its own director nominees for election at the annual meeting. The Company does not know whether Engine Capital will in fact nominate these individuals for election as directors at the annual meeting or solicit proxies. The nominations made by Engine Capital have NOT been endorsed by the Board. We are not responsible for the accuracy of any information that may be provided by or relating to Engine Capital or its nominees contained in any solicitation materials that may be filed or disseminated by or on behalf of Engine Capital or any other statements Engine Capital may make.
The Board does NOT endorse any of the Engine Capital nominees and strongly urges you to discard and NOT sign or return any proxy card that may be sent to you by Engine Capital. The Board unanimously recommends that you vote “FOR ALL” the nominees proposed by the Board on the WHITE proxy card. Voting to “WITHHOLD” with respect to any of the Engine Capital nominees on any proxy card sent to you by Engine Capital is not the same as voting “FOR ALL” the Board’s recommended nominees because a vote to “WITHHOLD” with respect to any of Engine Capital’s nominees on its proxy card will revoke any previous proxy submitted by you.

If you have previously submitted a proxy card sent to you by Engine Capital, you can revoke that proxy and vote for the Board’s recommended nominees and on the other matters to be voted on at the annual meeting by (i) completing, signing and returning the WHITE proxy card, (ii) voting over the Internet or by telephone pursuant to the instructions provided on the WHITE proxy card or (iii) voting at the meeting. Only your latest dated proxy will count, and any proxy may be revoked at any time prior to its exercise at the annual meeting as described in this Proxy Statement.
Our Relationship with Light & Wonder
On May 7, 2019, we completed the IPO of our Class A common stock, which is traded on The NASDAQ Stock Market under the symbol “SCPL.” We also have issued and outstanding shares of Class B common stock. On all matters submitted to a vote of our stockholders, our Class B common stock entitles its owners to 10 votes per share (for so long as the number of shares of our common stock beneficially owned by certain Light & Wonder affiliates represents at least 10% of our outstanding shares of common stock and, thereafter, one vote per share), and our Class A common stock entitles its owners to one vote per share. As of December 31, 2021, Light & Wonder owned, directly or indirectly, all of the outstanding Class B common stock, which represents approximately 80.8% of our total outstanding shares of common stock and approximately 97.7% of the combined voting power of both classes of our outstanding common stock. As long as Light & Wonder continues to control shares representing a majority of our combined voting power, it will generally be able to determine the outcome of all corporate actions requiring stockholder approval.
As of the close of business on April 11, 2022, Light & Wonder owned, directly or indirectly, all shares of Class B common stock, which represent approximately 97.7% of the combined voting power of both classes of the Company’s outstanding common stock. Light & Wonder intends to vote in accordance with the recommendations of the Board in “Voting Matters and Board Recommendations” above, which will ensure that the director nominees proposed by the Board will be elected to the Board (Proposal 1), that the appointment of Deloitte as the Company’s independent registered public accounting firm will be ratified (Proposals 2) and that the Engine Capital nominees will not be elected to the Board.
Counting the Votes
An independent inspector of election will tabulate the votes.
Results of the Voting at the Annual Meeting
The Company will report voting results in a filing with the Securities and Exchange Commission (“SEC”) on Form 8-K subsequent to the annual meeting.
BACKGROUND OF THE SOLICITATION
The summary below details the significant contacts between the Company and Engine Capital. This summary does not purport to catalogue every conversation of or among members of the Board, the Company’s management, the Company’s advisors, representatives of Engine Capital and their advisors relating to the Engine Capital solicitation. Engine Capital LP is a stockholder which, together with its affiliates and related persons, purportedly was the owner of an aggregate of 1,983,207 shares of our Class A common stock, or approximately 8.1% of the outstanding shares of our Class A common stock, as of March 11, 2022 and first became a stockholder in December 2021 (in each case as disclosed to the Company by Engine Capital on March 11, 2022).
On January 14 and February 11, 2022, Brad Favreau, a partner at Engine Capital, had telephone calls with James Bombassei, head of Investor Relations for Light & Wonder, who provides investor relations assistance to the Company, concerning various questions Mr. Favreau had relating to the Company.
On January 25, 2022, Joshua Wilson, the Company’s Chief Executive Officer, and Robert Gustafson, the Company’s General Counsel, had a call with Arnaud Ajdler, a managing partner at Engine Capital, and Mr. Favreau. Mr. Ajdler set forth Engine Capital’s views with respect to the strategic alternatives available to the Company.

On February 23, 2022, Mr. Ajdler and Mr. Favreau had a call with Barry Cottle, the Company’s Executive Chairman, and Mr. Bombassei in which they outlined Engine Capital’s views on strategic alternatives available to the Company.
On March 8, 2022, Mr. Ajdler sent an e-mail to Mr. Cottle, stating that Mr. Ajdler wanted to discuss the Company’s upcoming deadline for stockholders to submit their notice of nominations to the Company.
On March 9, 2022, Mr. Cottle and Mr. Bombassei spoke with Mr. Ajdler and Mr. Favreau, in response to Mr. Ajdler’s request. During this call, Mr. Ajdler conveyed Engine Capital’s intent to nominate two directors to the Board and Engine Capital’s views with respect to the strategic alternatives available to the Company. Mr. Ajdler further stated that if the Board did not endorse Engine Capital’s director nominees, Engine Capital would make public its director nominations and views on the Company.
On March 11, 2022, Engine Capital delivered a notice of nomination letter to the Secretary of the Company and filed a Schedule 13D with the SEC, which, amongst other things, informed the Company of Engine Capital’s ownership in the Company and of Engine Capital’s intent to nominate a slate of two alternative nominees for election as directors to the Board at the 2022 annual meeting in opposition to the nominees recommended by the Board.
Between March 11, 2022 and April 25, 2022, representatives of the Company and representatives of Engine Capital exchanged correspondences regarding the Engine Capital nomination of directors.
On April 25, 2022, Mr. Ajdler and Mr. Favreau had a call with all of the independent directors of the Company as of April 25, 2022, Gerald D. Cohen, Nick Earl, Michael Marchetti and William C. Thompson, Jr., to discuss Engine Capital’s views with respect to the strategic alternatives available to the Company.
On May 6, 2022, the Company filed a preliminary proxy statement with the SEC.
On May 10, 2022, Mr. Ajdler sent an email to Mr. Wilson, stating that Mr. Ajdler wanted to discuss the Company’s results of operations.
Between May 11, 2022 and May 13, 2022, Mr. Ajdler communicated Engine Capital’s concerns about the Company entering into an amendment to the IP License Agreement with Light & Wonder (see “Certain Relationships and Related Person Transactions”) and its views with respect to the terms of any such amendment. He also indicated a desire to discuss the matter with the Company.
On May 14, 2022, Mr. Cottle shared with the Board Engine Capital’s concerns about the Company entering into an amendment to the IP License Agreement with Light & Wonder.
On May 17, 2022, the Company filed this definitive proxy statement with the SEC.
PROPOSAL 1
ELECTION OF DIRECTORS
The Board is elected by our stockholders to oversee the management of the business and affairs of the Company. The Board serves as the ultimate decision-making body of the Company, except for those matters reserved for or shared with stockholders. The Board appoints our executives, who are charged with conducting the business and affairs of the Company, subject to oversight by the Board.
NOMINEES FOR ELECTION
The Board has nominated for election as a director to the Board the nine persons named below to serve for a one-year term until the next annual meeting of stockholders of the Company and until their successors have been duly elected and qualified or until their earlier death, resignation or removal. Five of the nine director nominees served as directors during 2021 and are presently serving as directors. The other four of the director nominees were elected as directors in 2022 and are presently serving as directors.
The Board unanimously recommends that you vote in favor of the election of each of the nominees named below as directors of the Company for the ensuing year, and the persons named as proxies on the enclosed WHITE proxy card will vote the proxies received by them for the election of each of the nominees unless otherwise specified on those WHITE proxy cards. All of the nominees have indicated a willingness to serve as directors. However, if any nominee becomes unavailable to serve before the election, proxies may be voted for a substitute nominee selected by the Board, or the Board may decide to reduce the number of directors.
The name, age (as of May 17, 2022), business experience and certain other information regarding each of the nominees for director are set forth below.
Name	Age	Position with the Company	Director Since
Barry L. Cottle	61	Director (Executive Chairman)	2019
Joshua J. Wilson	46	Director; Chief Executive Officer	2019
Gerald D. Cohen	73	Director	2019
Nick Earl	56	Director	2022
April Henry	52	Director	2022
Constance P. James	40	Director	2022
Michael Marchetti	53	Director	2019
Charles “CJ” Prober	51	Director	2022
William C. Thompson, Jr.	68	Director	2019
Barry L. Cottle has served as Executive Chair since April 2019. Mr. Cottle has also served as President and Chief Executive Officer of Light & Wonder since June 2018 (see “Our Relationship with Light & Wonder, Inc. (Formerly Known as Scientific Games Corporation)” for information on our relationship with Light & Wonder). Mr. Cottle joined Light & Wonder as Chief Executive, SG Interactive, in August 2015 to lead the strategy and growth plans of the Interactive group. Before joining Light & Wonder, Mr. Cottle served as Vice Chairman of Deluxe Entertainment Services Group Inc. from February 2015 until August 2015 while concurrently serving as Senior Vice President of Technology at MacAndrews & Forbes from February 2015 until August 2017, where he helped drive digital innovation. Prior to that, he was the Chief Revenue Officer and Executive Vice President-Games for Zynga Inc. from January 2012 until October 2014, where he led corporate and business development, strategic partnerships, distribution, marketing and advertising and ultimately the Social Casino group. Previously, Mr. Cottle served as the Executive Vice President-Interactive for Electronic Arts Inc. from August 2007 to January 2012. Earlier in his career, Mr. Cottle served as the Founder/Chief Executive Officer of Quickoffice, Inc.; Chief Operating Officer of Palm, Inc.; and Senior Vice President of Disney TeleVentures, a division of The Walt Disney Company dedicated to creating interactive online/TV experiences.
Joshua J. Wilson has served as Chief Executive Officer and as a member of our board of directors since April 2019. Mr. Wilson has also served as Chief Operating Officer and Senior Vice President for our business since April 2016 to drive marketing, technology, production and product management for our business, after previously serving as the Vice President of Product and Operations, Vice President of Product and Executive Director Social Gaming Products. From June 2012 to December 2013, Mr. Wilson was Senior Director of Social Products and Director of Social Gaming for WMS Industries, Inc. (“WMS”), which was acquired by Light & Wonder in 2013, overseeing web development, analytics and road mapping while creating a business intelligence system and launching our social casino games Jackpot Party Casino and Gold Fish Casino. Mr. Wilson served with Phantom EFX, LLC from March 2001 to June 2012, when Phantom was acquired by WMS, as the Director of Online Gaming and Engineering Supervisor.
Gerald D. Cohen has served as a member of our board of directors since April 2019. Mr. Cohen retired as a partner from Ernst & Young LLP, or E&Y, in 2012 after a 40-year career where he served on the partner advisory council from 2003 through 2006. During his career at E&Y, he held both client-serving and firm leadership positions, and he served as senior audit assurance partner on a variety of clients ranging from Fortune 500 companies to emerging companies and including MacAndrews & Forbes Incorporated. He also was a leader in the development and automation of E&Y’s approach to audits. Mr. Cohen has a B.S. and M.B.A. from Lehigh University and became a CPA in 1973.
Nick Earl has served as a member of our board of directors since April 2022. Mr. Earl has also served as President and Chief Executive Officer and director of Glu Mobile, Inc., a leading global developer and publisher of mobile games, from 2016 to 2021, and prior to that served as President of Global Studios of Glu Mobile from 2015 to 2016. Before joining Glu Mobile, from 2014 to 2015, Mr. Earl served as President of Worldwide Studios at Kabam, Inc., a world leader in massively multiplayer free-to-play games for mobile devices. From 2001 to 2014, Mr. Earl served in several management positions at Electronic Arts Inc., a global leader in interactive entertainment, including most recently as Senior Vice President & General Manager of EA Mobile. From 1999 to 2001, Mr. Earl served as VP Product Development at Eidos Interactive. From 1993 to 1999, Mr. Earl served in several roles at The 3DO Company. Mr. Earl began his career at Reuters Australia.
April Henry has served as a member of our board of directors since May 2022. Ms. Henry is also the Founder and Managing Partner of Hawkeye Digital, a strategic consulting firm. In addition, since February 2020, Ms. Henry has served as Executive Vice President of Corporate Development for Science Inc., an incubation and venture capital fund, and Science Strategic Acquisition Corp. Alpha, a blank check company with a focus on businesses operating in the direct-to-consumer brands, direct-to-consumer services and mobile and social entertainment sectors. Ms. Henry also serves as an independent director on the board of ATN International, Inc., a provider of digital infrastructure and communications services in the United States and internationally. Prior to her current roles, Ms. Henry was the Co-Founder and Chief Revenue Officer of equell, Inc., a developer of a mobile-based software application platform that helps people train to build a healthier relationship with technology, from 2018 to 2019, a Senior Vice President of Business Development at NBC Universal, LLC, a company that owns and operates news and entertainment television networks, from 2016 to 2018, and the Chief of Staff of Development and Vice President of Corporate Development of Yahoo, Inc. from 2011 to 2015. Prior to that, Ms. Henry spent a number of years in the early part of her career with Morgan Stanley, and held positions with Index Ventures and News Corporation. Ms. Henry also serves on the Advisory Board of Evalla Advisors LLC, a woman-led boutique investment bank, the Board of Advisors of Cinq Zero Cinq, an avant-garde luxury urban streetwear fashion line and the Board of Advisors of Saana, a healthcare technology company built for chronic illness patients, and is a special advisor to S4 Capital, PLC, a new era digital advertising and marketing services company. Ms. Henry received her undergraduate degree in Political Science from Columbia University.
Constance P. James has served as a member of our board of directors since May 2022. Ms. James has also served as Executive Vice President, Chief Financial Officer, Treasurer and Corporate Secretary of Light & Wonder since October 2021. Previously, she served as Chief Financial Officer, Gaming at Light & Wonder from January 2020 to October 2021. Prior to joining Light & Wonder, Ms. James served as Corporate Vice President Finance — Global Business Operations and Supply Chain at Cargill Corporation, a privately-held global food company with approximately 155,000 employees in more than 125 countries, from July 2019 to January 2020, and was previously Cargill’s Corporate Vice President, Finance, R&D and Innovation from March 2019 to July 2019. Before that, Ms. James was Chief Financial Officer — Global Land-Based Gaming at Aristocrat Leisure Limited, a gaming solutions provider based in Australia with over 6,500 employees in over 300 jurisdictions, from December 2015 to October 2018. Ms. James previously served numerous roles at Aristocrat, including as Chief Financial Officer — Americas and Business Operations from October 2013 to November 2015, as VP Finance — Product and Technology from September 2011 to September 2013 and as Head of Global Risk and Audit from May 2009 to October 2011. Ms. James began her career with Deloitte. Ms. James is a CPA and holds a BSBA in Accounting from University of Nevada, Las Vegas.
Michael Marchetti has served as a member of our board of directors since July 2019. He has served as Chief Financial Officer of Age of Learning, Inc., a leading education technology innovator, creating engaging and effective learning resources for children, since 2014. Prior to Age of Learning, Inc., Mr. Marchetti was Chief Executive Officer of Buffalo Studios, LLC, the creator of the Bingo Blitz social game, until its acquisition by Caesars Interactive Entertainment, Inc. in 2012. Mr. Marchetti started his mobile and interactive career as a founding executive and Chief Financial Officer of JAMDAT Mobile Inc. in 2000, one of the first publicly traded mobile gaming companies in the U.S., until its acquisition by Electronic Arts Inc. (“Electronic Arts”) in 2006. At Electronic Arts, Mr. Marchetti held various senior executive roles between 2006 and 2011, including as Senior Vice President and Chief Operating Officer of Electronic Arts’ Interactive division. Mr. Marchetti also served on the Board and as Chairman of the Audit Committee for TechStyle Fashion Group, a global fashion and lifestyle company, from September 2014 until September 2019. Mr. Marchetti began his career on Wall Street as a corporate lawyer at Cahill Gordon & Reindel LLP and later as an investment banker at Merrill Lynch & Co., Inc.

Charles “CJ” Prober has served as a member of our board of directors since May 2022. Mr. Prober has also served as Chief Executive Officer and a director of Tile, Inc., the pioneer in smart location for your things, since 2018. Mr. Prober has also served as a director on the board of Life360, Inc., the leading mobile app-based family safety platform, since Life360’s acquisition of Tile in January 2022, and as a director on the board of Alloy Technologies Inc., a platform that helps consumer goods companies ensure products are available where and when consumers want them, since 2019. Before joining Tile, Mr. Prober served as the Chief Operating Officer of GoPro, Inc., a company that helps the world capture and share itself in immersive and exciting ways, from 2017 to 2018 and as its Senior Vice President, Software and Services from 2014 to 2016. From 2008 to 2014, Mr. Prober held executive leadership roles at Electronic Arts Inc., a leading digital entertainment company, including, most recently, Senior Vice President, Digital Publishing. Mr. Prober joined Electronic Arts from BioWare/Pandemic following its acquisition by Electronic Arts in 2007. Mr. Prober began his career as a consultant with McKinsey & Company and as a corporate attorney with Wilson Sonsini Goodrich & Rosati, P.C. Mr. Prober holds a Bachelor of Commerce from the University of Manitoba and a Bachelor of Laws from McGill University.
William C. Thompson, Jr. has served as a member of our board of directors since April 2019. Since 2019, Mr. Thompson has served as Advisory Committee Member and Owner of American Triple I Partners, LLC, which manages private equity investments in infrastructure. In addition, Mr. Thompson has served since 2015 as Partner, Chief Administrative Officer and Senior Managing Director of Siebert Williams Shank & Co., LLC, an investment banking and financial services company, where he also served as Chief Administrative Officer and Senior Managing Director from 2010 through 2015. Since 2018, Mr. Thompson has served as a management trustee on the Board of Trustees of the AFL-CIO Housing Investment Trust, an investment company registered under the Investment Company Act of 1940. Mr. Thompson was also elected for two consecutive terms as New York City Comptroller from 2002 through 2009. Mr. Thompson graduated with a B.A. from Tufts University.
Qualifications of Directors
Our directors are responsible for overseeing the management of the Company’s business and affairs, which requires highly skilled and experienced individuals. The Nominating and Corporate Governance Committee is responsible for evaluating and making recommendations to the Board concerning the appropriate size and needs of the Board with the objective of maintaining the necessary experience, skills and independence on the Board. Other than the minimum age requirement specified in the Nevada Revised Statutes, the Nominating and Corporate Governance Committee and the Board do not have specific qualifications that must be met by a candidate for director. However, the Nominating and Corporate Governance Committee and the Board believe that there are general qualifications that are applicable to all directors and other skills and experience that should be represented on the Board as a whole, but not necessarily by each director. The Nominating and Corporate Governance Committee and the Board consider the experience and qualifications of prospective directors individually and in the context of the Board’s overall composition and make no distinction in the evaluation of nominees recommended by our directors or executive officers, third parties or our stockholders in accordance with the provisions contained in our Amended and Restated Bylaws.
In its assessment of prospective directors, the Nominating and Corporate Governance Committee and the Board generally consider, among other factors, the individual’s character and integrity, experience, judgment, independence and ability to work collegially, as well as the ability of a potential nominee to devote the time and effort necessary to fulfill his or her responsibilities as a director. The Nominating and Corporate Governance Committee and the Board also assess particular qualifications, attributes, skills and experience that they believe are important to be represented on the Board as a whole, in light of the Company’s business. These include a high level of financial literacy, relevant chief executive officer or similar leadership experience, social gaming industry experience, experience with global operations, exposure to the development and marketing of technology products and legal and regulatory experience.
As a matter of practice, the Nominating and Corporate Governance Committee and the Board also consider the diversity of the backgrounds and experience of prospective directors as well as their personal characteristics (e.g., gender, ethnicity, age) in evaluating, and making decisions regarding, Board composition, in order to facilitate Board deliberations that reflect a broad range of perspectives. The Nominating and Corporate Governance Committee and the Board believe that the Board is comprised of a diverse group of individuals.
Board Diversity Matrix (as of May 17, 2022)
Total Number of Directors	9
	Female	Male		Non-Binary	Not Disclosed
Part I: Gender Identity
Directors	2	7		—
Part II: Demographic Background
African American or Black	1	1		—	—
Alaskan Native or Native American	—	—		—	—
Asian	—	—		—	—
Hispanic or Latinx	—	—		—	—
Native Hawaiian or Pacific Islander	—	—		—	—
White	—	6		—	—
Two or More Races or Ethnicities	1	—		—	—
LGBTQ+			—
Demographic background not disclosed			—
The Nominating and Corporate Governance Committee and the Board believe that each nominee has valuable individual skills and experiences that, taken together, provide the variety and depth of knowledge, judgment and vision necessary for the effective oversight of the Company. As indicated in the foregoing biographies, the nominees have extensive experience in a variety of fields, including the Company’s industry (Messrs. Cottle, Wilson, Marchetti and Earl and Ms. James), technology (Messrs. Cottle, Wilson, Earl, Marchetti and Prober and Mses. James and Henry), management and/or operations (all directors), financial services (Messrs. Marchetti and Thompson and Mses. Henry and James), corporate governance (Messrs. Cohen and Thompson and Ms. Henry) and public accounting (Mr. Cohen and Ms. James), each of which the Board believes provides valuable knowledge about important elements of our business. Most of our nominees have leadership experience at major companies or organizations that operate inside and outside the United States and/or experience on other companies’ boards, which provides an understanding of ways other companies address various business matters, strategies, corporate governance and other issues. As indicated in the foregoing biographies, the nominees have each demonstrated significant leadership skills, including as a chief executive officer (Messrs. Cottle, Wilson, Earl, Marchetti and Prober), as a partner, chief administrative officer and senior managing director of an investment banking and financial services company (Mr. Thompson), as a partner and member of the partner advisory council of a major accounting firm (Mr. Cohen) and as a founder and managing partner at a mobile application company (Ms. Henry). Mr. Thompson has extensive public policy, government and regulatory experience, which can provide valuable insight into issues faced by companies in industries such as that of the Company. Messrs. Cottle, Wilson, Earl, and Marchetti and Ms. James have served as senior executives and directors of other gaming and entertainment companies, which service has given them deep knowledge of the Company and its businesses and directly relevant management experience. The Nominating and Corporate Governance Committee and the Board believe that these skills and experiences, together with their other qualities, qualify each nominee to serve as a director of the Company.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR ALL” NINE OF THE BOARD’S RECOMMENDED NOMINEES ON THE WHITE PROXY CARD
Engine Capital has notified the Company of its intent to nominate a slate of two alternative nominees for election as directors at the annual meeting in opposition to the nominees recommended by the Board. As a result, assuming such nominees are in fact proposed for election at the annual meeting, the election of directors will be considered a contested election and, as provided in the Company’s Amended and Restated Bylaws and assuming a quorum is present, directors will be elected by a plurality. This means that the nine candidates receiving the highest number of “FOR” votes will be elected. If you “WITHHOLD” your vote in the election of directors, your shares will count as present for purposes of determining whether a quorum is present, but will not be considered to have been voted for the director nominee.
The Board does NOT endorse any of the Engine Capital nominees and strongly urges you to discard and NOT sign or return any proxy card that may be sent to you by Engine Capital. The Board unanimously recommends that you vote “FOR ALL” the nominees proposed by the Board on the WHITE proxy card. Voting to “WITHHOLD” with respect to any of the Engine Capital nominees on any proxy card sent to you by Engine Capital is not the same as voting “FOR ALL” the Board’s recommended nominees because a vote to “WITHHOLD” with respect to any of Engine Capital’s nominees on its proxy card will revoke any previous proxy submitted by you.
If you have previously submitted a proxy card sent to you by Engine Capital, you can revoke that proxy and vote for the Board’s recommended nominees and on the other matters to be voted on at the annual meeting by (i) completing, signing and returning the WHITE proxy card, (ii) voting over the Internet or by telephone pursuant to the instructions provided on the WHITE proxy card or (iii) voting at the meeting. Only your latest dated proxy will count, and any proxy may be revoked at any time prior to its exercise at the annual meeting as described in this Proxy Statement.
CORPORATE GOVERNANCE
Overview.    The Company is committed to good corporate governance, which we believe promotes the long-term interests of our stockholders and strengthens Board and management accountability. Highlights of our corporate governance structure and policies include:
Corporate Governance Highlights
• Annual election of all directors	• Executive compensation based on pay-for-performance philosophy
• Six independent director nominees under all applicable rules and regulations of NASDAQ	• Absence of an “anti-takeover” rights plan and other “anti-takeover” provisions
• Regular executive sessions of independent directors	• Code of Business Conduct (and related training)
• Separate Executive Chairman and Chief Executive Officer roles	• Director and officer stock ownership guidelines
• Regular Board and committee self-evaluations	• Consideration of diversity in decisions regarding Board composition
• Risk management oversight by the Board and committees	• Anti-hedging and anti-pledging policies
• Cash and equity compensation clawback policy
Director Independence.    As the Company is a “controlled company” within the meaning of the NASDAQ Stock Market rules, the Board is not required to, but may, from time to time, have a majority of directors who meet the criteria for independence required by NASDAQ. The Board has adopted Director Independence Guidelines as a basis for determining whether individual directors are independent under the standards of the NASDAQ Stock Market rules. This determination, which is made annually, helps assure the quality of the Board’s oversight of management and reduces the possibility of damaging conflicts of interest.

Under these standards, a director will not qualify as independent if:
(1)
the director has been employed by the Company (or any subsidiary) at any time within the past three years, other than service as an interim executive officer for a period of less than one year;

(2)
the director has an immediate family member who has been employed as an executive officer of the Company (or any subsidiary) at any time within the past three years;

(3)
the director or an immediate family member of the director has accepted any compensation (including any political contribution to a director or family member) from the Company (or any subsidiary) in excess of $120,000 during any period of 12 consecutive months within the past three years other than (a) for Board or Board committee service, (b) in the case of the family member, as compensation for employment other than as an executive officer, (c) benefits under a tax-qualified retirement plan or non-discretionary compensation or (d) compensation for service as an interim executive officer for a period of less than one year;

(4)
the director or an immediate family member of the director is a partner, controlling shareholder or executive officer of an organization (including a charitable organization) that made payments to, or received payments from, the Company for property or services in the current year or in any of the past three years that exceed the greater of 5% of the recipient’s consolidated gross revenues or $200,000, other than (a) payments arising solely from investments in the Company’s securities or (b) payments under non-discretionary charitable contribution matching programs;

(5)
the director or an immediate family member of the director is employed as an executive officer of another entity where at any time during the past three years any of the executive officers of the Company served on the compensation committee of such other entity; or

(6)
the director or an immediate family member of the director is a current partner of the Company’s outside auditor, or was a partner or employee of the Company’s outside auditor who worked on the Company’s audit at any time during any of the past three years.

In applying these standards, the Board determined that each of Messrs. Cohen, Earl, Marchetti, Prober and Thompson and Ms. Henry, qualifies as an independent director, and none has a business or other relationship that would interfere with the director’s exercise of independent judgment. Messrs. Cottle, Wilson and Ms. James do not qualify as independent directors. The three standing committees of the Board — the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee, are comprised solely of independent directors.
The full text of the Board’s Director Independence Guidelines, including information on the additional independence requirements applicable to Board committee members, can be accessed through the Investors — Corporate Governance link on our website at www.sciplay.com.
Corporate Governance Guidelines.    The Board has adopted Corporate Governance Guidelines that outline the structure, role and functioning of the Board and address various governance matters including director independence, the Board selection process, length of Board service, Board meetings and executive sessions of independent directors, Board and committee performance evaluations and management succession planning. The full text of these guidelines can be accessed through the Investors — Corporate Governance link on our website at www.sciplay.com.
Board Leadership Structure.    As described above, all of the director nominees qualify as independent directors, other than Mr. Cottle, our Executive Chairman, Mr. Wilson, our Chief Executive Officer and Ms. James. The Audit and Nominating and Corporate Governance Committees are comprised entirely of independent directors. Each member of the Compensation Committee is an independent director. From June 2021 through April 2022, following Mr. Penske’s departure from the Board, which left the Compensation Committee with a single member, and in light of Light & Wonder’s subsequent offer to acquire our public shares not already owned by Light & Wonder, the Board determined that it would be in the best interests of the Company for the Board to review and approve matters that would normally be delegated to the Compensation Committee. The Board has the flexibility to select the leadership structure that is most appropriate for the Company and its stockholders and has determined that the Company and its stockholders are best served by not having a formal policy regarding whether the same individual should serve as both Executive Chairman of the Board and Chief Executive Officer. This approach allows the Board to elect the most qualified director as Executive Chairman of the Board, while maintaining the ability to separate the Executive Chairman of the Board and Chief Executive Officer roles when deemed appropriate. The Executive Chairman of the Board and Chief Executive Officer roles are currently held by two different individuals.
The Board believes its current leadership structure is appropriate because it effectively allocates authority, responsibility and oversight between management and the independent members of the Board.
Board’s Role in Risk Oversight.    The Board is responsible for overseeing management in the execution of its responsibilities and for assessing the Company’s approach to risk management, including ensuring that sufficiently robust risk and compliance policies and procedures are in place and are functioning properly to bring key risk and compliance matters to the Board’s attention. The Board exercises these responsibilities on an ongoing basis as part of its meetings and through the Board’s committees, each of which examines various components of enterprise risk as part of its responsibilities. An overall review of risk is inherent in the Board’s consideration of the Company’s strategies and other matters presented to the Board, including financial matters, investments, acquisitions and divestitures. An overall review of risk is inherent in the Board’s consideration of the Company’s strategies, such as product and market concentration, competition, acquisitions and divestitures and business transformation, and other matters presented to the Board, including operational risks, such as information technology, cybersecurity, personnel and supply chain; financial risks, such as financial reporting, valuation, market and liquidity risks; compliance risks; and environmental, social and governance risks, such as sustainability, social responsibility, diversity, equity and inclusion, management structure and employee compensation. The Board’s role in risk oversight is consistent with the Company’s leadership structure, with the Chief Executive Officer and other members of senior management having responsibility for managing the Company’s risk exposure, and the Board and its committees providing oversight of those efforts.
The Company has implemented internal processes and controls to identify and manage risks and to communicate with the Board regarding risk management. These include an enterprise risk management program, regular internal management meetings that identify risks and discuss risk management, a Code of Business Conduct (the “Code”) (and related training), a strong ethics and compliance function, regular cybersecurity, data flow and data privacy assessments, such as evaluation of network security measures and data protection safeguards, an internal and external audit process, such as testing controls, and internal approval and signature authority processes and legal department review of contracts. In connection with these processes and controls, management regularly communicates with the Board, Board committees and individual directors regarding identified risks and the management of these risks. Individual directors often communicate directly with senior management on matters relating to risk management. In particular, the Board committee chairs regularly communicate with members of senior management, including the Chief Executive Officer, to discuss potential risks in connection with accounting and audit matters, compensation matters, compliance matters and financing-related matters.
The Board committees, which meet regularly and report to the full Board, play significant roles in carrying out the Board’s risk oversight function. In particular, the Audit Committee oversees related party transactions and risks related to the Company’s financial statements, the financial reporting process and accounting. The Audit Committee also oversees the internal audit function, which is provided through the Intercompany Services Agreement with Light & Wonder, and regularly meets with both the Vice President of Internal Audit of Light & Wonder (who reports functionally to the Audit Committee and administratively to the Chief Financial Officer of Light & Wonder) and representatives of the Company’s independent registered public accounting firm. The Compensation Committee or the Board, as applicable, evaluates risks associated with the Company’s compensation programs and senior executive succession planning and discusses with management procedures to identify and mitigate such risks. The Nominating and Corporate Governance Committee oversees risks related to the composition and structure of the Board and succession planning for the Chairman of the Board and the Chief Executive Officer and other senior management positions.
Board Meetings.    The Board held a total of five meetings during 2021, all of which included executive sessions held with independent directors only. During 2021, all directors then serving on the Board attended at least 75% of the total number of meetings of the Board and committees of the Board on which they served.

Board Committees.    The Board has three standing committees: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. All committees are comprised solely of independent directors.
The Board has approved charters for each Board committee, which can be accessed through the Investors — Corporate Governance link on our website at www.sciplay.com. The current membership of each committee is as shown in the table below.
Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Gerald D. Cohen (Chair)	Nick Earl (Chair)	Michael Marchetti (Chair)
Michael Marchetti William C. Thompson, Jr.	Charles “CJ” Prober William C. Thompson, Jr.	April Henry Gerald D. Cohen
Audit Committee.    The Audit Committee is responsible for hiring the Company’s independent registered public accounting firm and for overseeing the accounting, auditing and financial reporting processes of the Company. In the course of performing its functions, the Audit Committee reviews, with management and our independent registered public accounting firm, the Company’s internal accounting controls, the financial statements, the report and recommendations of our independent registered public accounting firm, the scope of the audit and the qualifications and independence of the auditor. The Audit Committee’s responsibilities also include oversight of the Company’s internal audit function and compliance with the Code by employees, officers, directors and other representatives of the Company. The Board has determined that each member of the Audit Committee is independent under the listing standards of the NASDAQ Stock Market, the independence standards under the Exchange Act and the Company’s Director Independence Guidelines, and that each of Messrs. Cohen, Marchetti and Thompson qualifies as an “audit committee financial expert” within the meaning of Item 407(d)(5) of Regulation S-K of the rules of the SEC. The Audit Committee held five meetings during 2021.
Compensation Committee.    The Compensation Committee sets the compensation of the Chief Executive Officer and other senior executives of the Company, administers the equity incentive plans and executive compensation programs of the Company, determines eligibility for, and awards under, such plans and programs and makes recommendations to the Board with regard to the adoption of new employee benefit plans and equity incentive plans and with respect to the compensation program for non-employee directors. As a “controlled company” within the meaning of the NASDAQ rules, the Compensation Committee is not required to consist solely of independent directors. The Board has determined that the member of the Compensation Committee is independent under the listing standards of the NASDAQ Stock Market and the Company’s Director Independence Guidelines. The Compensation Committee held two meetings during 2021. Beginning in June 2021, following Mr. Penske’s departure from the Board, which left the Compensation Committee with a single member, and in light of Light & Wonder’s subsequent offer to acquire our public shares not already owned by Light & Wonder, the Board determined that it would be in the best interests of the Company for the Board to review and approve matters that would normally be delegated to the Compensation Committee.
Nominating and Corporate Governance Committee.    The Nominating and Corporate Governance Committee is responsible for identifying individuals who are qualified to become directors, recommending nominees for membership on the Board and on committees of the Board, reviewing and recommending corporate governance principles, procedures and practices and overseeing the annual self-assessments of the Board and its committees. The Board has determined that each member of the Nominating and Corporate Governance Committee is independent under the listing standards of the NASDAQ Stock Market and the Company’s Director Independence Guidelines. The Nominating and Corporate Governance Committee held four meetings during 2021.
Other than the minimum age requirement specified in the Nevada Revised Statutes, the Nominating and Corporate Governance Committee does not have specific qualifications that must be met by a candidate for director and will consider individuals suggested as candidates by our stockholders in accordance with the provisions contained in our Amended and Restated Bylaws. Each notice of nomination submitted in this manner must contain the information specified in our Amended and Restated Bylaws, including, but not limited to, information with respect to the beneficial ownership of our common stock held by the proposing stockholder and any voting or similar agreement the proposing stockholder has entered into with respect to our common stock. To be timely, the notice must be received at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the date of the prior year’s annual meeting of stockholders. If the annual meeting of stockholders is advanced by more than 30 days, or delayed by more than 60 days, from the anniversary of the preceding year’s annual meeting of stockholders, notice by the stockholder, to be timely, must be received no earlier than the 120th day prior to the annual meeting of stockholders and no later than the later of (i) the 90th day prior to the annual meeting of stockholders or (ii) the tenth day following the day on which we publicly announce the date of the annual meeting of stockholders if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting.
Each notice of nomination should include the nominee’s qualifications and other relevant biographical information and provide confirmation of the nominee’s consent to serve as a director. The Nominating and Corporate Governance Committee will review the candidate’s background, experience and abilities, and the contributions the candidate can be expected to make to the collective functioning of the Board and the needs of the Board at the time. Candidates have been identified through recommendations made by our directors, executive officers or third parties. The Nominating and Corporate Governance Committee anticipates that it would use these sources as well as stockholder recommendations to identify candidates in the future. The Nominating and Corporate Governance Committee from time to time engages one or more search firms to assist in identifying potential Board nominees, and we may pay such firms a fee for conducting such searches to identify and/or evaluate suitable candidates.
Stockholder Communications with Directors.    Stockholders may communicate with the Board or an individual director by sending a letter to the Board or to a director’s attention, care of the Secretary of the Company at SciPlay Corporation, 6601 Bermuda Road, Las Vegas, NV 89119. The Secretary will open, log and deliver all such correspondence (other than advertisements, solicitations or communications that contain offensive or abusive content) to directors on a periodic basis, generally in advance of each Board meeting.
Attendance at Stockholders’ Meetings.    The Company encourages directors to attend the virtual annual stockholders’ meeting. Last year, four of the six directors then serving attended the annual meeting.
Compensation Committee Interlocks and Insider Participation.    Each of the independent members of the Compensation Committee (i) has never been an officer or employee of the Company or (ii) was not a participant in a Related Person Transaction (as defined in “Certain Relationships and Related Person Transactions”) in 2021. None of the Company’s executive officers, other than Mr. Cottle, serves, or in 2021 served, as a member of the board of directors or compensation committee of any entity that has one or more of its executive officers serving, or who in 2021 served, as a member of the Company’s Board or the Compensation Committee. Mr. Cottle serves, and in 2020 served, as an executive officer and member of the board of directors of both our Company and Light & Wonder.
Code of Business Conduct.    The Board has adopted a Code of Business Conduct, or the Code, that applies to all of our officers, directors and employees. The Code sets forth fundamental principles of integrity and business ethics and is intended to ensure ethical decision making in the conduct of professional responsibilities. Among the areas addressed by the Code are standards concerning conflicts of interest, confidential information and compliance with laws, regulations and policies. The full text of the Code can be accessed through the Investors — Corporate Governance link on our website at www.sciplay.com.
No Hedging and No Pledging Policies.    The Board also approved a policy prohibiting directors, officers and employees from hedging or engaging in transactions or similar arrangements designed to protect against declines in the market price of our securities (including the securities of the Company’s affiliates) and, in February 2021, adopted a policy prohibiting employees, officers and directors from holding the Company’s securities in a margin account or pledging the Company’s securities as collateral for a loan. In particular, employees, officers and directors may not:
•
purchase or sell options (e.g., puts, calls and collars) relating to our securities;

•
purchase or sell other derivative securities designed to hedge or offset any decrease in the market value of our securities;

•
engage in short sales of the Company’s securities, including a “sale against the box”;

•
have standing orders regarding the Company’s securities unless used only for a very brief period of time, except for purchases and sales under a Rule 10b5-1 trading plan that is approved by the Chief Legal Officer of Light & Wonder;

•
hold the Company’s securities in a margin account; or

•
pledge the Company’s securities as collateral for a loan.

Other Policies
Stock Ownership Policy.    Our stock ownership guidelines require covered individuals to own the lesser of (i) a number of shares of our Class A common stock equal to a specified multiple of annual base salary (or in the case of non-employee directors, annual cash retainer for Board service) divided by the preceding 200-day average closing price of such shares and (ii) a fixed number of shares of our Class A common stock, as shown in the table below. Shares of Class A common stock held directly or indirectly, including time-vesting restricted stock units (“RSUs”), will count for purposes of the policy, whereas outstanding (vested or unvested) stock options and performance-conditioned RSUs will not count. We expect covered individuals who do not meet the ownership requirements to retain at least 50% of the shares of our common stock that vest or are acquired upon exercise of stock options, net of applicable taxes, until the ownership requirements are met. Each covered individual has five years to comply from the date he or she became subject to the policy. All of our current directors and covered executives met the required ownership level as of December 31, 2021, other than Mr. Earl, who became subject to the policy on April 15, 2022 and will have until April 15, 2027 to satisfy the required level of ownership, Mses. Henry and James and Mr. Prober, each of who became subject to the policy on May 2, 2022 and will have until May 2, 2027 to satisfy the required level of ownership, and Mr. O’Quinn, who became subject to the policy on August 10, 2021 and will have until August 10, 2026 to satisfy the required level of ownership.
Position	Guideline OwnershipLevel
Lesser of:
Executive Chairman* and Chief Executive Officer	Five times annual base salary	155,000 Shares
Chief Financial Officer	Two times annual base salary	40,000 Shares
Other Executive Officers reporting to the Chief Executive Officer	One times annual base salary	15,000 Shares
Non-Executive Officer members of the Board	Five times annual board retainer	10,000 Shares

*
Since the Executive Chairman does not receive a base salary from us, the 155,000 share requirement applies.

Clawback Policy.    The Compensation Committee previously approved a clawback policy, under which the Compensation Committee or the Board, as applicable, may, in its discretion, take any one or more of the following actions in the event of a restatement of our financial statements that the Compensation Committee or the Board, as applicable, determines was due to an executive’s fraud or gross misconduct:
•
cancel the executive’s outstanding incentive compensation awards (defined as cash bonus and equity compensation under the Company’s incentive bonus plans or equity incentive plans, whether or not vested);

•
disqualify the executive from receiving future incentive compensation awards;

•
recoup incentive compensation paid or awarded to the executive from and after the date that is one year before the events giving rise to the restatement were discovered; and/or

•
recoup the executive’s gains from the sale of shares awarded as incentive compensation or the exercise of stock options from and after the date that is one year before the events giving rise to the restatement were discovered.

The Board and, if applicable, the Compensation Committee, will review and consider updates to this policy from time to time. In addition, to the extent that the SEC adopts final rules for clawback policies that require changes to our policy, we will revise our policy accordingly.
DIRECTOR COMPENSATION
The following describes the compensation paid to each of our directors in 2021, but excluding the compensation of Mr. Wilson, who also served as Chief Executive Officer of the Company during 2021 and whose compensation is disclosed in “Executive Compensation”.
Non-Employee Director Compensation.    The compensation program for directors other than Messrs. Cottle and Wilson and Ms. James (“Eligible Directors”) consists of annual retainers and equity awards (the “Eligible Director compensation program”). In 2021, under the Eligible Director compensation program, Eligible Directors were entitled to receive:
(1)
an annual retainer for service on the Board of $36,000;

(2)
an annual retainer for the chairs of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee of $25,000, $15,000 and $10,000, respectively; and

(3)
an annual grant of RSUs with a grant date value of $144,000 and a one-year vesting schedule.

New Eligible Directors generally receive an annual grant of RSUs as described above upon joining the Board.
The elements of the Eligible Director compensation program are evaluated and determined by the Compensation Committee or the Board, as applicable, which takes into account competitive director compensation data provided by its independent compensation consultant, Compensation Advisory Partners LLC, or CAP, for companies in related industries as well as a general industry group of comparably sized companies. The Compensation Committee or the Board, as applicable, uses the comparative data provided by CAP as a general indicator of relevant market conditions, but does not set specific benchmark targets for total director compensation or for individual elements of the Eligible Director compensation program.
Awards of RSUs are generally subject to forfeiture if an Eligible Director leaves the Board prior to the scheduled vesting date for any reason, except that the vesting of such awards would accelerate in full upon an Eligible Director ceasing to serve on the Board due to death or disability.
For all Eligible Directors, the number of RSUs awarded in 2021 was determined by dividing the grant date value of $144,000 by the average of the high and low sales prices of our Class A common stock on the trading day immediately prior to the grant date and rounding down to the nearest whole number. As a result, 8,076 RSUs were awarded to each Eligible Director in 2021.
Eligible Directors with unexcused absences exceeding 25% of the meetings held by the Board and committees on which they served in the prior year are not eligible to receive an annual award of RSUs except that Eligible Directors with less than six months of service in the prior year are not subject to such threshold with respect to the first grant made after becoming a director. All Eligible Directors serving at the time of grant (June 9, 2021) satisfied the attendance requirements applicable for the 2021 annual awards.
In addition, Eligible Directors who were members of the special committee (the “Special Committee”) created for purposes of evaluating Light & Wonder’s offer to acquire our public shares not already owned by Light & Wonder, which offer was withdrawn on December 22, 2021, were eligible to receive a one-time cash retainer of up to $50,000 and a monthly retainer of $10,000 for their services on the Special Committee.
Mr. Cottle did not receive any compensation in respect of his services as a director or executive officer of the Company in 2021, having received a grant of performance-conditioned restricted stock units (“PRSUs”) in 2019, which were intended to compensate him for his services as Executive Chairman. These PRSUs were vested and settled in early 2021, based on actual performance for the years 2019−2020.

Director Compensation for 2021.    The table below shows the compensation earned by each of our directors for 2021, other than Messrs. Cottle and Wilson, whose compensation is reflected in the Summary Compensation Table below.
Name(1)	Fees Earned or Paid in Cash ($)(2)	Stock Awards ($)(3)	Total ($)
Barry L. Cottle(4)	—	—	—
Gerald D. Cohen	166,484	143,995	310,479
Michael Marchetti	71,323	143,995	215,318
Jay Penske(5)	15,900	—	15,900
William C. Thompson, Jr.(6)	141,484	143,995	285,479

(1)
Does not include Messrs. Earl and Prober and Mses. James and Henry, who did not serve as directors in 2021.

(2)
Reflects annual retainers earned by Eligible Directors for 2021, including, for Messrs. Cohen, Marchetti and Thompson, fees earned for service on the Special Committee. In the case of any Eligible Director who changes committee assignments during the year, the applicable retainers are subject to a pro-rata adjustment to reflect the amount of time spent on the applicable committee during the year.

(3)
Reflects the grant date fair value of RSUs awarded during 2021 to all Eligible Directors other than Mr. Penske, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation-Stock Compensation (“FASB ASC Topic 718”). The grant date fair value of the RSUs was determined by multiplying the number of shares subject to the award by the average of the high and low sales prices of our Class A common stock on the trading day immediately prior to the grant date. For additional information, see Note 7 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2021.

(4)
Mr. Cottle did not receive any compensation in respect of his services as a director or executive of the Company in 2021.

(5)
Mr. Penske’s directorship expired on June 10, 2021, and as a result he did not receive a 2021 equity grant and his cash retainers were appropriately pro-rated.

(6)
Although Mr. Thompson served as Acting Chair of the Compensation Committee during 2021, he did not receive any the normal chair retainer in connection with such role.

The table below shows the number of stock options and unvested RSUs held by each of our directors as of December 31, 2021, except for Mr. Wilson, whose stock options and unvested RSUs are reflected in the Outstanding Equity Awards at Fiscal Year-End Table below:
Name(1)	Stock Options (in shares)	RSUs
Barry L. Cottle	—	—
Gerald D. Cohen	—	8,076(2)
Michael Marchetti	—	8,076(2)
Jay Penske	—	—
William C. Thompson, Jr.	—	8,076(2)

(1)
Does not include Messrs. Earl and Prober and Mses. James and Henry, who did not serve as directors in 2021.

(2)
Reflects, for Eligible Directors other than Mr. Penske, 8,076 RSUs awarded on June 9, 2021, which are scheduled to vest on June 9, 2022, the first anniversary of the grant date.

SECURITY OWNERSHIP
The following table provides information as of December 31, 2021 regarding securities of the Company to be issued and remaining available for issuance under the equity compensation plans of the Company:
Plan Category	Number of securities to be issued upon exercise of stock options, awards, warrants and rights(a)(1)	Weighted-average exercise price of outstanding stock options, awards, warrants and rights($)(2)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column(a))
Equity compensation plans approved by security holders	2,128,704	16.77	5,014,723
Equity compensation plans not approved by security holders	—	—	—
Total	2,128,704	16.77	5,014,723

(1)
The “Equity compensation plans approved by security holders” includes 4,793,362 shares of Class A common stock that may be issued under the LTIP and 221,361 shares of Class A common stock that may be issued under the ESPP.

(2)
Since all outstanding awards consist of RSUs, which do not have an exercise price, the weighted average exercise price for all outstanding awards is $0.

The following table sets forth certain information regarding beneficial ownership of our Class A common stock and Class B common stock by:
•
each person or group who is known by the Company to be a beneficial owner of 5% or more of our common stock;

•
each director of the Company;

•
each of the Company’s named executive officers; and

•
all directors and executive officers of the Company as a group.

Beneficial ownership of common stock is determined under rules of the SEC and generally includes any shares over which a person exercises sole or shared voting or investment power. Except as indicated by footnote, the Company believes based on the information provided to the Company that each person and entity named in the table has sole voting and investment power with respect to all of the shares of common stock shown as beneficially owned by such person or entity. Applicable percentage of beneficial ownership is based on 24,666,300 shares of Class A common stock and 103,547,021 shares of Class B common stock outstanding on May 12, 2022.
Unless otherwise indicated, the address of each named person is c/o SciPlay Corporation, 6601 Bermuda Road, Las Vegas, Nevada 89119.

Beneficial Ownership of Holders of 5% or More of Common Stock, Directors and Executive Officers:
	Shares Beneficially Owned
	Class A		Class B		% of Total Voting Power(1)
Name and Address of Beneficial Owner	Number(2)	Percent(2)	Number(2)	Percent(2)
The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	1,999,214(3)	8.1%	—	—	*
Engine Capital Management, LP 1345 Avenue of the Americas New York, New York 10105	1,983,207(4)	8.0%
Caledonia (Private) Investments Pty Limited Level 10, 131 Macquarie Street Sydney, NSW, 2000, Australia	1,558,653(5)	6.3%	—	—	*
Cowen Investment Management LLC 599 Lexington Ave. New York, NY 10022	1,246,246(6)	5.1%	—	—	*
Renaissance Technologies LLC 800 Third Avenue New York, NY 10022	784,500(7)	3.2%	—	—	*
Light & Wonder, Inc. 6601 Bermuda Road Las Vegas, NV 89119	—	—	103,547,021(8)	100	97.7
Directors and Named Executive Officers:
Barry L. Cottle	318,001	1.3%	—	—	*
Joshua J. Wilson	208,668	*	—	—	*
Gerald D. Cohen	26,637	*	—	—	*
Nick Earl	—	—	—	—	—
Constance P. James	—	—	—	—	—
Michael Marchetti	51,044	*	—	—	*
Daniel O’Quinn	5,522	*	—	—	*
Charles “CJ” Prober	—	—	—	—	—
William C. Thompson, Jr.	26,637	*	—	—	*
April Henry	—	—	—	—	—
Michael D. Cody(9)	42,031	*	—	—	*
All current directors and executive officers as a group (consisting of 10 persons)(10)	636,509	2.6%	—	—	*

*
Represents less than 1% of the outstanding shares of Class A common stock or Class B common stock or total voting power, as applicable.

(1)
Percentage of total voting power represents voting power with respect to all shares of our Class A common stock and Class B common stock, as a single class. The holders of our Class B common stock are entitled to 10 votes per share, and holders of our Class A common stock are entitled to one vote per share.

(2)
In accordance with SEC rules, these columns include shares that a person has a right to acquire within 60 days of May 12, 2022 through the exercise or conversion of stock options, RSUs or other securities. Such securities are deemed to be outstanding for the purpose of calculating the percentage of outstanding securities owned by such person but are not deemed to be outstanding for the purpose of calculating the percentage owned by any other person.  The securities reported for the directors and named executive officers listed in the table above include shares subject to the following awards as to which the equivalent number of underlying shares may be acquired through exercise or conversion within 60 days of May 12, 2022: Mr. Cohen — 8,076 RSUs; Mr. Marchetti — 8,076 RSUs; Mr. Thompson — 8,076 RSUs.
(3)
Based on an amendment to Schedule 13G filed with the SEC on February 10, 2022 by The Vanguard Group, reporting beneficial ownership as of December 31, 2021. The Schedule 13G states that The Vanguard Group has shared voting power with respect to 3,810 shares of Class A common stock, sole dispositive power with respect to 1,986,121 shares of Class A common stock and shared dispositive power with respect to 13,093 shares of Class A common stock.

(4)
Based on a Schedule 13D filed with the SEC on March 11, 2022 by The Engine Group, reporting beneficial ownership as of December 30, 2021. The Schedule 13D states that Engine Capital Management, LP has sole voting power with respect to 1,983,207 shares of Class A common stock and sole dispositive power with respect to 1,983,207 shares of Class A common stock.

(5)
Based on a Schedule 13G filed with the SEC on February 15, 2022 by Caledonia (Private) Investments Pty Limited, reporting beneficial ownership as of December 31, 2021. The 13G states that Caledonia (Private) Investments Pty Limited has sole voting power with respect to 1,558,653 shares of Class A common stock and sole dispositive power with respect to 1,558,653 shares of Class A common stock.

(6)
Based on a Schedule 13G filed with the SEC on April 1, 2022 by Cowen and Company, LLC and Cowen Financial Products LLC, reporting beneficial ownership as of March 30, 2022. The 13G states that (i) Cowen and Company, LLC has sole voting power with respect to 588,942 shares of Class A common stock and sole dispositive power with respect to 588,942 shares of Class A common stock, and (ii) ) Cowen Financial Products LLC has sole voting power with respect to 1,246,246 shares of Class A common stock and sole dispositive power with respect to 1,246,246 shares of Class A common stock.

(7)
Based on an amendment to Schedule 13G filed with the SEC on February 11, 2022 by Renaissance Technologies LLC and Renaissance Technologies Holdings Corporation, reporting beneficial ownership as of December 31, 2021. The Schedule 13G states that each such person has sole voting power with respect to 523,431 shares of Class A common stock and sole dispositive power with respect to 784,500 shares of Class A common stock.

(8)
Light & Wonder is the beneficial owner of all of our outstanding Class B common stock through its indirect wholly owned subsidiary SG Social Holding Company I, LLC.

(9)
Mr. Cody resigned as Chief Financial Officer of the Company, effective August 10, 2021. Mr. Cody’s beneficial ownership was determined as of the most recent date that was practicable for the Company, which was March 16, 2021 for the number of shares of our common stock held by Mr. Cody.

(10)
Includes 24,228 shares issuable upon vesting of RSUs as to which the equivalent number of underlying shares may be acquired through conversion within 60 days of May 12, 2022.

The following table sets forth certain information regarding beneficial ownership of the equity securities of Light & Wonder by:
•
each of our directors and named executive officers, individually; and

•
all of our directors and executive officers, as a group.

The number of shares and the percentages of beneficial ownership set forth below are calculated as of May 12, 2022 based on outstanding shares of 95,133,005. Except as otherwise indicated, the stockholders listed in the table below have sole voting and investment power with respect to the shares indicated.

Name of Beneficial Owner	Shares of Common Stock of Light & Wonder Beneficially Owned(1)	Percentage of Total Outstanding Shares of Common Stock(1)
Directors and Named Executive Officers:
Barry L. Cottle	589,140	*
Joshua J. Wilson	42,559	*
Gerald D. Cohen	—	—
Nick Earl	—	—
Constance P. James	17,365	*
Michael Marchetti	—	—
Daniel O’Quinn	—	—
Charles “CJ” Prober	—	—
William C. Thompson, Jr.	—	—
April Henry	—	—
Michael D. Cody	—	—
All current directors and executive officers as a group (consisting of 10 persons)(2)	649,064	*

*
Represents less than 1% of the outstanding shares of common stock.

(1)
In accordance with SEC rules, this column includes shares that a person has a right to acquire within 60 days of May 12, 2022 through the exercise or conversion of stock options, RSUs or other securities. Such securities are deemed to be outstanding for the purpose of calculating the percentage of outstanding securities owned by such person but are not deemed to be outstanding for the purpose of calculating the percentage owned by any other person. The securities reported for the directors and named executive officers listed in the table above include shares subject to the following awards as to which the equivalent number of underlying shares may be acquired through exercise or conversion within 60 days of May 12, 2022:  Mr. Cottle — 216,784 stock options; Mr. Wilson — 2,128 RSUs.

(2)
Includes 216,784 shares issuable upon exercise of stock options as to which the equivalent number of underlying shares may be acquired through exercise within 60 days of May 12, 2022.

EXECUTIVE COMPENSATION
INTRODUCTION
This section provides a description of the material elements of compensation awarded, or paid, to our Chief Executive Officer, our Interim Chief Financial Officer and our Former Chief Financial Officer, who make up our “named executive officers”. For 2021, our named executive officers were:
Executive(1)	Position
Joshua J. Wilson	Chief Executive Officer
Daniel O’Quinn(2)	Interim Chief Financial Officer
Michael D. Cody(2)	Former Chief Financial Officer

(1)
Our other current and former executive officers, Barry L. Cottle and Michael F. Winterscheidt, did not receive any other compensation in 2021 attributable to their services on behalf of the Company.

(2)
Mr. O’Quinn was appointed as Interim Chief Financial Officer effective as of Mr. Cody’s resignation as Chief Financial Officer on August 10, 2021.

The Company’s executive compensation program is generally administered by the Compensation Committee, but as noted above, beginning in June 2021, the Board determined that it would be in the best interests of the Company for the Board to review and approve matters that would normally be delegated to the Compensation Committee.  Therefore, as used in this section, the term “Committee” refers to the Compensation Committee or, beginning in June 2021, the Board. The Committee is responsible for determining the compensation of the Company’s Chief Executive Officer and our other executive officers, and for overseeing the Company’s executive compensation program. Our executive compensation program is designed to attract, reward and retain our executive officers.
SUMMARY COMPENSATION TABLE
The table below shows the compensation of our named executive officers, to the extent attributable to the applicable individual’s services on behalf of the Company.
Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)	Total ($)
Joshua J. Wilson Chief Executive Officer	2021	500,000	—	1,878,874	368,500	36,228	2,783,602
	2020	500,000	—	624,990	500,000	10,181	1,635,171
	2019	500,000	—	11,213,687	100,000	9,800	11,823,487
Daniel O’Quinn Interim Chief Financial Officer	2021	222,154	—	176,641	58,297	8,595	465,687
Michael D. Cody(6) Former Chief Financial Officer	2021	197,826	21,578	368,165	—	32,791	620,360
	2020	317,498	63,962	174,600	158,749	10,180	724,989
	2019	317,498	63,962	2,465,623	31,750	25,889	2,904,722

(1)
The amounts in the “Salary” column reflect base salary amounts paid during the applicable year to the named executive officers. In the case of Mr. Cody, amount reflects base salary amounts paid through the effective date of his resignation on August 10, 2021.

(2)
For Mr. Cody, the amount in the “Bonus” column reflects payment of the balance of his time-based long-term cash incentive awards that vested in the 2021 fiscal year, totaling $21,578, as described below in “Cody Long-Term Incentive Awards”.

(3)
The amounts in the “Stock Awards” column reflect the aggregate grant date fair value of RSUs and PRSUs awarded during the applicable year to the named executive officers, computed in accordance with FASB ASC Topic 718. The fair value of the RSUs and PRSUs granted in 2021 was determined by multiplying the number of shares subject to the award by the average of the high and low sales prices of our Class A common stock on the trading day immediately prior to the grant date. For additional information, see Note 7 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2021.

(4)
The amounts in the “Non-Equity Incentive Plan Compensation” column reflect the cash portion of annual performance bonuses awarded under the STIP (as defined below).

(5)
The amounts indicated in the “All Other Compensation” column for 2021 include the following:

a.
Company contributions to SciPlay’s 401(k) plan of $10,150 for each of Messrs. Wilson and Cody and $8,595 for Mr. O’Quinn.

b.
For Mr. Wilson, costs associated with the reimbursement for moving expenses of $26,078.

c.
For Mr. Cody, payout of accrued paid time off upon termination of employment of $22,641.

(6)
Effective August 10, 2021, Mr. Cody resigned his employment with the Company.

NARRATIVE DISCLOSURE TO SUMMARY COMPENSATION TABLE
The following describes material features of the compensation disclosed in the Summary Compensation Table.
Annual Performance Bonus — Short-Term Incentive Program (“STIP”)
The Committee approved the STIP for fiscal year 2021 in order to incentivize our employees to accomplish short-term strategic objectives that the Board believes will create long-term value for the Company. The participants under the STIP, including Messrs. Wilson, O’Quinn and Cody, were each eligible to receive (1) an annual cash award and (2) a grant of PRSUs. For both the cash and PRSU components of the program, payouts were determined based on the financial performance of our business for the 2021 fiscal year compared to predetermined goals, one-half based on revenue and one-half based on AEBITDA, which is a non-GAAP financial measure, with reconciliation provided in Appendix A. If performance is below the threshold criteria, both the cash award and PRSUs would be forfeited. If performance was between the threshold criteria and the target criteria, then all or a portion of the cash award would be paid based on linear interpolation and the PRSUs would be forfeited. If performance exceeded the target criteria, then the cash award would be paid in full and all or a portion of the PRSUs would vest based on linear interpolation, with full vesting occurring if the maximum criteria were achieved.
The target cash awards granted to Messrs. Wilson, O’Quinn and Cody for fiscal year 2021 were, respectively, 100%, 35% and 50% of annual base salary, or $500,000, $79,100 and $158,749, and the target value of the PRSUs granted in 2021 to Messrs. Wilson, O’Quinn and Cody that vest based on fiscal year 2021 performance (the “2021 STIP PRSUs”) were, based on the price of our Class A common stock on January 4, 2021, $500,138, $79,087 and $158,790, respectively. The STIP goals and results for the 2021 fiscal year are shown in the table below.
	2021 STIP Annual Performance Bonus Achievement*
Metric	Weighting	Threshold Performance Level(1)	Target Performance Level(2)	Maximum Performance Level(3)	Actual Performance
Revenue(4)	50%	$515.3	$644.1	$837.3	$606.1
AEBITDA(4)	50%	$155.9	$194.9	$253.4	$185.9

*
All dollar values in millions.

(1)
Below threshold performance results in forfeiture of the STIP cash award and PRSUs.

(2)
Target performance results in full payout of the STIP cash award and forfeiture of the STIP PRSUs.

(3)
Maximum performance results in full payout of the STIP cash award and full vesting of the STIP PRSUs.

(4)
AEBITDA is a non-GAAP financial measure, with reconciliation provided in Appendix A.

Based on actual performance, a 73.7% payout level was achieved, resulting in a 73.7% payout of the 2021 STIP cash award for Messrs. Wilson and O’Quinn, or $368,500 and $58,297, respectively, and forfeiture of the 2021 STIP PRSUs. The 2021 STIP cash payouts for Messrs. Wilson and O’Quinn are included in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table.  Mr. Cody forfeited his STIP award, both the cash and PRSU components, as a result of his resignation.
Long-Term Incentive Compensation
Cody Long-Term Incentive Awards
In 2017, Mr. Cody was granted a cash-based long-term incentive award in lieu of an equity-based award, vesting over a four-year period contingent on Mr. Cody’s continued employment through the applicable vesting date. The balance of his award vested during the 2021 fiscal year, the value of which ($21,578) is included in the “Bonus” column of the Summary Compensation Table.

Senior Executive Incentive Program (“SEIP”)
Our Board has also approved the SEIP, a long-term incentive program to incentivize our senior executives to work to organically grow the revenue and AEBITDA of our business through the 2022 fiscal year. Each of Messrs. Wilson and Cody received a grant of PRSUs under the SEIP, with 60% of the target amount vesting based on achievement of revenue and AEBITDA metrics with respect to fiscal year 2020 (the “2020 SEIP PRSUs”) and the remaining 40% vesting based on achievement of revenue and AEBITDA metrics with respect to fiscal year 2022 (the “2022 SEIP PRSUs”).  The 2020 SEIP PRSUs previously vested at 62.4% of target, based on actual performance, resulting in Messrs. Wilson and Cody vesting in 227,272 and 42,719 PRSUs, respectively.  In early 2022, in connection with a modification to the 2022 SEIP PRSUs held by non-executives, Mr. Wilson and the Board agreed that Mr. Wilson would forfeit his 2022 SEIP PRSUs.  Mr. Cody forfeited his 2022 SEIP PRSUs upon his resignation from the Company.  Mr. O’Quinn is not a participant in the SEIP.
Annual Equity Awards
In 2021, each of Messrs. Wilson and O’Quinn received annual long-term equity awards, which link a significant proportion of their compensation to the long-term performance of the Company, align their interests with stockholders and encourage long-term service. Under the current equity award opportunity guidelines, an eligible executive has a target annual equity award opportunity equal to a designated percentage of his base salary (with the actual award determined on or prior to the grant date, in the discretion of the Committee). Messrs. Wilson and O’Quinn’s target annual equity award opportunities for 2021 are shown in the table below.
Executive	Target Equity Award Opportunity for 2021 (% of Salary)
Mr. Wilson	125%
Mr. O’Quinn	40%
In 2021, the Committee awarded Messrs. Wilson and O’Quinn one-half of their annual equity awards in the form of RSUs and one-half in the form of PRSUs. The vesting of the PRSUs is conditioned on the Company’s achievement of trailing 12-month revenue growth of 5% or more compared to actual revenue for the four fiscal quarters ended June 30, 2021 (the “2021 Revenue Goal”) on or before the end of fiscal year 2024. Upon satisfaction of the performance condition prior to September 21, 2022, the PRSUs convert to time-vesting RSUs that vest one-third per year on each of September 20, 2022 and the first two anniversaries of September 20, 2022. If the 2021 Revenue Goal is achieved after September 21, 2022, any PRSUs for which the time-vesting date has elapsed will immediately vest, and the remainder will vest on the time-vesting schedule. The 2021 Revenue Goal has not yet been achieved. The time-vesting RSUs are scheduled to vest in equal annual installments over a period of three years starting September 20, 2022.
Information regarding the equity awards granted to Messrs. Wilson and O’Quinn in 2021 is set forth below:
Executive	Date of Grants	Time-Vesting RSUs	Vesting Schedule of Time- Vesting RSUs(1)	PRSUs	Vesting Schedule of PRSUs
Mr. Wilson	09/20/2021	15,711	3 years	15,711	3 years(2)
Mr. O’Quinn	09/20/2021	2,272	3 years	2,272	3 years(2)

(1)
Awards vest in three annual installments beginning on September 20, 2022.

(2)
Awards vest in three annual installments beginning on September 20, 2022, subject to the 2021 Revenue Goal being achieved on or before the end of fiscal year 2024, as described above.

Other Actions with Respect to Equity Awards
In recognition of the Company’s performance plan above, and significant contributions made during the COVID-19 pandemic, as well as to provide an additional retention incentive, the Committee awarded each of Messrs. Wilson and Cody an additional RSU award with a two-year vesting schedule, as set forth below:
Executive	Date of Grants	Time-Vesting RSUs	Vesting Schedule of Time-Vesting RSUs(1)
Mr. Wilson	03/15/2021	45,000	2 years
Mr. Cody	03/15/2021	12,500(2)	2 years

(1)
Awards vest in two annual installments beginning on March 15, 2022.

(2)
Mr. Cody’s award was forfeited as a result of his resignation from the Company.

In 2020, Messrs. Wilson and Cody were granted annual PRSU awards subject to a performance condition of achieving 12-month revenue growth of 5% or more compared to actual revenue for the four fiscal quarters ended June 30, 2020 (the “2020 Revenue Goal”). In July 2021, the Committee determined that the 2020 Revenue Goal had been achieved, and therefore the PRSUs converted to time-vesting RSUs, with 25% vesting per year. Mr. Wilson’s first installment therefore vested on September 21, 2021, while Mr. Cody’s awards were forfeited in connection with his resignation from the Company. Mr. Wilson’s remaining RSUs are scheduled to vest in annual installments on the first three anniversaries of September 21, 2021.
Employment Agreements
Mr. Wilson’s employment agreement with the Company provides that he will be employed for a three-year term from May 7, 2019, subject to automatic extension for an additional year at the end of the term and each anniversary thereof unless timely notice of non-renewal is given by either the Company or Mr. Wilson. In addition to his participation in the STIP, the employment agreement provides for an annual base salary of $500,000, an annual performance bonus (which for 2021 was granted in the form of awards under the STIP) and eligibility for annual equity awards. Mr. Wilson’s employment agreement also contains covenants restricting him from, among other things, competing with the Company or its affiliates or soliciting the Company’s or its affiliates’ employees or customers. Mr. O’Quinn is not subject to an employment agreement with the Company or any of our affiliates, and instead his terms and conditions of employment with the Company are set forth in an offer letter, which provides that Mr. O’Quinn will receive an annual base salary of at least $170,000 ($226,000 in 2021) and an annual target bonus of at least 20% of base salary (35% in 2021). In early 2022, in recognition of his increased responsibilities as Interim Chief Financial Officer, the Company increased Mr. O’Quinn’s annual base salary, effective as of February 2, 2022, to $250,000, and annual target bonus to 50% of base salary.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
The table below provides information with respect to the RSUs held by the named executive officers as of December 31, 2021. Prior to the IPO, Mr. Wilson historically participated in Light & Wonder’s various equity-based plans as compensation for services provided on behalf of our business, and as a result, outstanding equity awards with respect to Light & Wonder common stock held by him as of December 31, 2021 are included in the table below.
Name	Security	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
Joshua J. Wilson	LNW	3/30/2018	2,128(2)	142,215	—	—
	SCPL	5/7/2019	—	—	242,812(3)	3,345,949
	SCPL	9/20/2019	11,700(4)	161,226	—	—
	SCPL	9/20/2019	11,700(5)	161,226	—	—
	SCPL	9/21/2020	15,491(6)	213,466	—	—
	SCPL	9/21/2020	15,491(7)	213,466	—	—
	SCPL	3/15/2021	—	—	29,859(8)	411,457
	SCPL	3/15/2021	45,000(9)	620,100
	SCPL	9/20/2021	15,711(10)	216,498
	SCPL	9/20/2021	—	—	15,711(11)	216,498
Daniel O’Quinn	SCPL	9/20/2019	1,125(4)	15,503	—	—
	SCPL	9/20/2019	1,125(5)	15,503	—	—
	SCPL	3/20/2020	900(12)	12,402	—	—
	SCPL	5/18/2020	334(13)	4,603	—	—
	SCPL	9/21/2020	3,000(7)	41,340	—	—
	SCPL	3/15/2021	—	—	4,723(8)	65,083
	SCPL	9/20/2021	2,272(10)	31,308	—	—
	SCPL	9/20/2021	—	—	2,272(11)	31,308

(1)
The value shown was calculated by multiplying the number of RSUs by, in the case of RSUs with respect to our Class A common stock, the closing price of our Class A common stock on December 31, 2021 ($13.78), and, in the case of RSUs with respect to Light & Wonder’s common stock, the closing price of Light & Wonder’s common stock on December 31, 2021 ($66.83).

(2)
These RSUs are part of a Light & Wonder grant that was awarded with a four-year annual vesting schedule. The first, second and third installment vested on each of March 20, 2019, March 20, 2020 and March 20, 2021. The RSUs shown in the table are scheduled to vest on March 20, 2022.

(3)
These PRSUs were granted as part of the SEIP and were initially scheduled to cliff vest in 2023 contingent on the achievement of certain levels of revenue and STIP AEBITDA improvement over a five-year period (2018−2022). As described above in “Senior Executive Incentive Program (SEIP)”, these PRSUs were canceled in early 2022 for no consideration.

(4)
These RSUs are part of a grant that was awarded as PRSUs with a four-year vesting schedule subject to the achievement of revenue and Adjusted EBITDA growth of 10% or more compared to revenue and Adjusted EBITDA for the fiscal quarter ending June 30, 2019 (the “Revenue/AEBITDA Goal”). The Revenue/AEBITDA Goal was achieved, resulting in the vesting of 25% of the PRSUs and conversion of the remaining PRSUs to RSUs. The second installment vested on September 20, 2021 in accordance with the time-vesting schedule. The RSUs shown in the table are scheduled to vest in two annual installments, beginning on September 20, 2022.

(5)
These RSUs are part of a grant that was awarded with a four-year annual vesting schedule. The first and second installment vested on September 20, 2020 and September 20, 2021. The RSUs shown in the table are scheduled to vest in two installments, beginning on September 20, 2022.

(6)
These RSUs are part of a grant that was awarded as PRSUs with a four-year vesting schedule subject to the achievement of the 2020 Revenue Goal. As described above in “Other Actions with Respect to Equity Awards”, the 2020 Revenue Goal was achieved, resulting in the conversion of the PRSUs to RSUs. The first installment following vested on September 21, 2021 in accordance with the time-vesting schedule. The RSUs shown in the table are schedule to vest in three installments beginning on September 21, 2022.

(7)
These RSUs are part of a grant that was awarded with a four-year annual vesting schedule. The first installment vested on September 21, 2021. The RSUs shown in the table are scheduled to vest in three annual installments, beginning on September 21, 2022.

(8)
These PRSUs were granted as part of the STIP and were scheduled to cliff vest in 2022 contingent on the achievement of certain revenue and AEBITDA goals with respect to the Company’s 2021 fiscal year, as described above in “Annual Performance Bonus — Short-Term Incentive Program (STIP)”. In early 2022, it was determined based on performance achieved that the PRSUs would not vest and they were subsequently forfeited as described above.

(9)
These RSUs are scheduled to vest in two equal installments beginning on March 15, 2022.

(10)
These RSUs are scheduled to vest in three annual installments beginning on September 20, 2022.

(11)
These RSUs are scheduled to vest in three annual installments, beginning on September 20, 2022, subject to the achievement of the 2021 Revenue Goal, as described above in “Annual Equity Awards”.

(12)
The RSUs are schedule to vest on March 20, 2022.

(13)
The RSUs are part of a grant that was awarded with a three-year annual vesting schedule. The first installment vested on March 20, 2021. The RSUs shown in the table are scheduled to vest in two equal installments beginning on March 20, 2022.

RETIREMENT PLANS
Messrs. Wilson and O’Quinn, and during the portion of 2021 he was an employee of the Company, Mr. Cody, were eligible to participate in SciPlay’s 401(k) retirement plan during 2021 under the same rules that apply to other employees. For the 2021 fiscal year, the Company made a matching contribution of 100% of the first 1% of contributions and 50% of the next 5% of contributions for a total match of 3.5% on the first 6% of contributions.
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
For the named executive officers in 2021, the information below describes certain compensation that would become payable pursuant to the terms of their employment agreements and their equity award agreements under the various termination events described below. In each case, the applicable agreements were the result of arm’s length negotiations and were approved by the Committee and/or the Board.
Mr. Wilson
Mr. Wilson’s employment agreement provides that if his employment was terminated by the Company without “cause” or by him for “good reason” (as such terms are defined in his employment agreement), he would be entitled to receive, subject to his execution of a release of claims: (i) a pro-rated annual performance bonus; (ii) an amount equal to the sum of (1) two times his base salary and (2) the highest annual cash performance bonus paid to him in respect of the two most recent fiscal years (but not more than his then-current annual base salary), with the entire amount in this clause (ii) payable over 24 months; (iii) a pro-rated payment of his SEIP PRSUs, if applicable, based on actual performance; and (iv) payment of COBRA premiums for up to 12 months. If Mr. Wilson’s employment instead terminated upon the expiration of the term, he would be entitled to receive, subject to his execution of a release of claims, (a) a pro-rated annual performance bonus, (b) an amount equal to his base salary, payable over 12 months, (c) a pro-rated payment of his SEIP PRSUs, if applicable, based on actual performance, and (d) payment of COBRA premiums for up to 12 months. Upon a “change in control” of Light & Wonder (as defined in the Scientific Games Corporation 2003 Incentive Compensation Plan) or of the Company, the applicable equity awards held by Mr. Wilson would fully vest, with PRSUs vesting at the level determined by the Committee.
In the event of the death of Mr. Wilson, his beneficiary or estate would have been entitled to receive any benefits that would have been payable under any life insurance benefit of his for which the Company pays premiums as well as full vesting of his equity awards. In the event of his termination due to his “total disability” (as such term is defined in his employment agreement), Mr. Wilson would have been entitled to receive disability payments pursuant to a disability plan sponsored or maintained by the Company as well as full vesting of his equity awards.
Mr. O’Quinn
Mr. O’Quinn’s offer letter does not provide for severance payments or benefits upon a termination of his employment. Mr. O’Quinn’s equity awards would fully vest upon his death, disability (as determined under Light & Wonder’s long-term disability plans) or a “change in control” of the Company, with PRSUs vesting at the level determined by the Committee.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
The Company has written policies and procedures relating to related person transactions. The Audit Committee with assistance from Light & Wonder’s and the Company’s legal department is responsible for reviewing and approving related person transactions that are subject to SEC disclosure requirements under Item 404 of Regulation S-K (each a “Related Party Transaction”), including transactions in which the Company is a participant, the amount exceeds $120,000 and a related person has a direct or indirect material interest. A related person includes a director, executive officer, nominee for election as a director, person holding more than 5% of our stock and any immediate family member of any of the foregoing persons, or any entity in which any of the foregoing persons is employed or is a partner or principal or in a similar position or in which such person has a 5% or greater beneficial ownership interest. The Company’s policy is not to enter into a Related Party Transaction unless the Audit Committee approves the transaction as specified in the Audit Committee’s charter. Other transactions with related persons as well as certain material changes in previously approved relationships may also require legal department or compliance department approval under our policies and procedures.
Mr. O’Quinn, our Interim Chief Financial Officer, effective as of August 10, 2021, and Secretary, effective as of November 30, 2021, received the following compensation and benefits in his prior positions at the Company since the beginning of 2020: (a) aggregate base salary payments of $203,231 and $126,539 in respect of 2020 and 2021, respectively; (b) an annual performance bonus award under the STIP in respect of 2019, with a payout in cash of $15,264 in early 2020; (c) an annual performance bonus award under the STIP in respect of 2020, with a payout in cash of $61,200 and shares of the Company’s Class A common stock with a fair market value of $59,161 in early 2021; (d) an annual grant of equity awards in 2020 with a fair market value of $60,520; (e) a grant of equity awards under the 2021 STIP with a fair market value (based on achievement of maximum performance) of $79,087; and (f) other grants of equity awards in 2020 and 2021 with aggregate fair market values of $22,203 and $1,173, respectively. Other than such compensation arrangements, Mr. O’Quinn has no interest in any transactions that would require disclosure pursuant to Item 404(a) of Regulation S-K.
Relationships with Light & Wonder
In connection with the IPO in 2019, the Company entered into a number of agreements with Light & Wonder in order to provide a continuing framework for our relationship with Light & Wonder following the IPO, as set forth below:
Intercompany Services Agreement
Pursuant to an Intercompany Services Agreement with Light & Wonder, Light & Wonder provides certain services to us, and costs associated with these functions are charged to us and settled in cash. Charges include costs related to corporate level general and administrative expenses, including but not limited to, finance, corporate development, human resources, legal (which could include liability related to litigation awards related to our company), information technology and rental fees for shared assets. These expenses are charged on the basis of direct usage when identifiable, with the remainder charged on the basis of revenues, operating expenses, headcount or other relevant measures. Expenses paid to Light & Wonder for services provided in 2021 were $5.8 million.
IP License Agreement
We obtained an exclusive (subject to certain limited exceptions), perpetual, non-royalty-bearing license from a subsidiary of Light & Wonder (“SG Gaming”) for intellectual property created or acquired by SG Gaming or its affiliates on or before the third anniversary of the date of the IP License Agreement in any of our currently available or future social games that are developed for mobile platforms, social media platforms, internet platforms or other interactive platforms and distributed solely via digital delivery, and a non-exclusive, perpetual, non-royalty-bearing license for intellectual property created or acquired by SG Gaming or its affiliates after such third anniversary, for use in our currently available games. So long as the IP License Agreement remains in effect, we do not expect to pay any future royalties or fees for our use of intellectual property owned by SG Gaming or its affiliates in our currently available games. The purchase price of the license was $255.0 million, which was determined based on the appropriate valuation methodology performed by a third-party valuation specialist. In accordance with the IP License Agreement, we did not incur any additional royalty expense related to Light & Wonder IP after the effective date of the IP License Agreement. SG Gaming frequently licenses intellectual property from third parties, which we use in developing our games pursuant to the IP License Agreement. Royalties allocated for use of third-party intellectual property are charged to us and are typically based upon net social gaming revenues and the royalty rates defined and stipulated in the third-party agreements. For 2021, these third-party intellectual property royalties were $2.6 million. On May 6, 2022, SciPlay Games LLC, a subsidiary of the Company, entered into an amendment to the agreement for no consideration to extend the Company’s rights under the agreement through the earlier of the effective date of a second amendment to the agreement or July 7, 2022.
Tax Receivable Agreement
In 2019, we entered into a Tax Receivable Agreement (“TRA”) with certain affiliates of Light & Wonder. The annual tax benefits under the TRA are computed by comparing the income taxes due including such tax benefits and the income taxes due without such benefits. The amount of aggregate payments due under the TRA may vary based on a number of factors, including the amount and timing of the taxable income generated each year and applicable tax rates, with payments generally due within a specified period of time following the filing of our tax return for the taxable year with respect to which the payment obligation arises. The TRA will remain in effect until all such tax benefits have been utilized or expired unless we exercise our right to terminate the TRA. The TRA will also terminate if we breach our obligations under the TRA or upon certain change of control events specified in the agreement. If the TRA is terminated in accordance with its terms, our payment obligations would be accelerated based upon certain assumptions, including the assumption that we would have sufficient future taxable income to utilize such tax benefits. Our estimated liability under the TRA as of December 31, 2021 was $68.8 million. During the year ended December 31, 2021, payments totaling $3.8 million were made to Light & Wonder and distributions of $30.0 million from SciPlay Parent LLC were paid pursuant to the TRA.

REPORT OF THE AUDIT COMMITTEE
The Audit Committee operates under a written charter adopted by the Board that is available on the Company’s website at www.sciplay.com.
The Audit Committee oversees the accounting, auditing and financial reporting processes of the Company. As part of its oversight responsibilities, the Audit Committee reviewed and discussed the Company’s financial statements for the year ended December 31, 2021 with management and Deloitte & Touche LLP, the independent registered public accounting firm for the Company. The Committee also discussed and reviewed with Deloitte & Touche LLP all communications required under generally accepted auditing standards and the standards of the Public Company Accounting Oversight Board (the “PCAOB”), including the matters required to be discussed by Deloitte & Touche LLP with the Audit Committee under PCAOB Auditing Standard No. 1301, Communications with Audit Committees, and SEC Rule 2-07 of Regulation S-X.
In addition, Deloitte & Touche LLP provided to the Audit Committee a formal written statement describing all relationships between Deloitte & Touche LLP and its affiliates and the Company and its affiliates as defined by the rules and regulations of the SEC that might bear on Deloitte & Touche LLP’s independence as required by PCAOB Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence. The Audit Committee reviewed and discussed with Deloitte & Touche LLP any matters that could have impacted Deloitte & Touche LLP’s objectivity and independence from the Company and management, including the provision of non-audit services to the Company. Nothing came to the Audit Committee’s attention as a result of its review of Deloitte & Touche LLP’s statement or its discussions with Deloitte & Touche LLP that would indicate that Deloitte & Touche LLP lacked such objectivity or independence. Based on these reviews and discussions and in reliance thereon, the Audit Committee recommended to the Board that the audited financial statements for the Company be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 for filing with the SEC.
Audit Committee
Gerald D. Cohen, Chairman
Michael Marchetti
William C. Thompson, Jr.

PROPOSAL 2
RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP
AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee has appointed Deloitte & Touche LLP as our independent registered public accounting firm (“independent auditor”) for the fiscal year ending December 31, 2022, and stockholders are being asked to ratify such appointment at the annual meeting.
Representatives of Deloitte & Touche LLP are expected to be present at the meeting, will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from stockholders.
Approval of the proposal to ratify the appointment of the independent auditor requires the affirmative vote of a majority of the votes cast at the meeting. If the appointment is not ratified by stockholders, the Audit Committee will reconsider such appointment and may choose in its sole discretion to confirm the appointment of Deloitte & Touche LLP or to engage a different firm to serve as the Company’s independent auditor.
Fees Paid to Our Independent Registered Public Accounting Firm
Aggregate fees billed to us for the fiscal year ended December 31, 2021 by our independent registered public accounting firm, Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu Limited, and their respective affiliates were approximately:
	2021 Fees ($ in millions)	2020 Fees ($ in millions)
Audit Fees:	$0.75	$0.75
Audit-Related Fees:	$0.33	$0.02
Tax Fees:	$0.32	$0.37
All Other Fees:	$—	$—
The Audit Fees listed above were billed in connection with the audit of our annual consolidated financial statements included in our Annual Reports on Form 10-K and the reviews of our interim consolidated financial statements included in our quarterly reports on Form 10-Q. Audit-Related Fees listed above were billed for a consent in connection with a Form S-8 and for 2021 also for advisory services associated with merger and acquisitions. The Tax Fees listed above for 2021 and 2020 were billed for tax compliance and advice. All of the fees set forth in the table above were pre-approved by the Audit Committee in accordance with the procedures described below.
Pre-Approval Policy for Services Performed by Our Independent Registered Public Accounting Firm
The Audit Committee has responsibility for the appointment, compensation and oversight of the work of the independent auditor. As part of this responsibility, the Audit Committee must pre-approve all permissible services to be performed by the independent auditor.
The Audit Committee has adopted an auditor pre-approval policy that sets forth the procedures and conditions pursuant to which pre-approval may be given for services performed by the independent auditor. Under the policy, the Audit Committee must give prior approval for any amount or type of service within four categories — audit, audit-related, tax services or, to the extent permitted by law, other services — that the independent auditor provides. Prior to the annual engagement, the Audit Committee may grant general pre-approval for independent auditor services within these four categories at maximum pre-approved fee levels. During the year, circumstances may arise when it may become necessary to engage the independent auditor for additional services not contemplated in the original pre-approval and, in those instances, such service will require separate pre-approval by the Audit Committee if it is to be provided by the independent auditor. For any pre-approval, the Audit Committee will consider whether such services are consistent with the SEC’s rules on auditor independence, whether the auditor is best-positioned to provide the most cost-effective and efficient service and whether the service might enhance the Company’s ability to manage or control risk or improve audit quality. The Audit Committee may delegate to one or more of its members authority to approve a request for pre-approval, provided the member reports any approval so given to the Audit Committee at its next scheduled meeting.
THE BOARD RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2022
OTHER MATTERS
We are not aware of any matter other than those described in this Proxy Statement that will be acted upon at the annual meeting. In the event that any other matter properly comes before the meeting for a vote of stockholders, the persons named as proxies in the enclosed form of proxy will vote in accordance with their best judgment on such other matter.
PROXY SOLICITATION COSTS
We are soliciting proxies to which this Proxy Statement relates primarily by mail, but, in addition, the officers and employees of the Company and Light & Wonder may solicit proxies in person, by telephone or electronically on behalf of the Company. Appendix B sets forth information relating to certain of the Company’s and Light & Wonder’s directors, officers and employees who are considered “participants” in the Company’s solicitation under the rules of the SEC by reason of their position as directors of the Company or because they may be soliciting proxies on the Company’s behalf. We will pay all costs of proxy solicitation on behalf of the Company. The Company’s and Light & Wonder’s officers and employees engaged in the solicitation of proxies will not receive any additional compensation for their solicitation activities and we will not incur additional costs in connection with the solicitation of proxies in excess of those normally incurred for an annual meeting as a result of the potential proxy contest. We may reimburse brokers, banks, or other agents for the cost of forwarding proxy materials to beneficial owners but are not otherwise engaging any other persons to assist in the solicitation of proxies.
STOCKHOLDER PROPOSALS FOR THE NEXT ANNUAL MEETING
Proxy Statement Proposals
Pursuant to Rule 14a-8 under the Exchange Act, if a person wants to submit a proposal for inclusion in our proxy materials for the 2023 annual meeting of stockholders, it must be received at our principal executive offices, 6601 Bermuda Road, Las Vegas, Nevada 89119, Attention: Secretary, not less than 120 days before the anniversary of the date this Proxy Statement is released to stockholders, unless the date of the 2023 annual meeting of stockholders is more than 30 days before or after June 8, 2023, in which case the proposal must be received a reasonable time before we begin to print and mail our proxy materials. Since this Proxy Statement will be first mailed and be made available to our stockholders on or about May 17, 2022, the proposal must be received not later than January 16, 2023. In order to avoid controversy, stockholders should submit proposals by means, including electronic means, which permit them to prove the date of delivery.
Other Proposals and Nominations
For any proposal or director nomination that is not submitted for inclusion in next year’s Proxy Statement pursuant to the process set forth above, but is instead sought to be presented directly at the 2023 annual meeting of stockholders, stockholders are advised to review our Amended and Restated Bylaws as they contain requirements with respect to advance notice of stockholder proposals and director nominations. To be timely, the notice must be received at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the date of the prior year’s annual meeting of stockholders. Accordingly, any such stockholder proposal or director nomination must be received between February 8, 2023 and the close of business on March 10, 2023 for the 2023 annual meeting of stockholders. In the event that the 2023 annual meeting of stockholders is convened more than 30 days prior to or delayed by more than 60 days after June 8, 2023, notice by the stockholder, to be timely, must be received no earlier than the 120th day prior to the 2023 annual meeting of stockholders and no later than the later of (i) the 90th day prior to the 2023 annual meeting of stockholders and (ii) the tenth day following the day on which we publicly announce the date of the 2023 annual meeting of stockholders if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting.
All proposals should be sent to our principal executive offices at 6601 Bermuda Road, Las Vegas, Nevada 89119, Attention: Secretary.
These advance notice provisions are in addition to, and separate from, the requirements that a stockholder must meet in order to have a proposal included in the Proxy Statement under the rules of the SEC.
A proxy granted by a stockholder will give discretionary authority to the proxies to vote on any matters introduced pursuant to the above advance notice bylaw provisions, subject to applicable rules of the SEC.
Copies of our Amended and Restated Bylaws can be accessed through the Investors — Corporate Governance — Bylaws link on our website at www.sciplay.com, or are available by request to the Secretary at the address set forth above.
Your cooperation in giving this matter your immediate attention and in returning your proxy promptly will be appreciated.
By Order of the Board of Directors

Daniel O’Quinn
Dated: May 17, 2022	Interim Chief Financial Officer and Secretary

Appendix A
Reconciliation of AEBITDA to Net Income Attributable to SciPlay
We use Adjusted EBITDA (“AEBITDA”), a non-GAAP measure, as a metric for purposes of determining incentive compensation payouts. AEBITDA includes net income attributable to SciPlay before: (1) net income attributable to noncontrolling interest; (2) interest expense; (3) income tax expense; (4) depreciation and amortization; (5) restructuring and other, which includes charges or expenses attributable to: (a) employee severance; (b) management changes; (c) restructuring and integration; (d) M&A and other, which includes: (i) M&A transaction costs; (ii) purchase accounting adjustments (including contingent acquisition consideration); (iii) unusual items (including legal settlements related to major litigation); and (iv) other non-cash items; (e) cost-savings initiatives; (6) stock-based compensation; (7) loss (gain) on debt financing transactions; and (8) other expense (income) including foreign currency (gains) and losses.
The following table reconciles AEBITDA to net income attributable to SciPlay:
($ in millions)	Year Ended December 31, 2021
Net income attributable to SciPlay	$19.3
Net income attributable to noncontrolling interest	105.7
Net income	125.0
Restructuring and other(1)	31.5
Depreciation and amortization	15.5
Income tax expense	5.7
Stock-based compensation	7.2
Other expense, net	1.0
AEBITDA	$185.9

(1)
Refer to AEBITDA definition above for a description of items included in restructuring and other. Includes a $24.5 million legal settlement charge. For additional information on the legal settlement charge, see Note 20 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2021.

A-1

Appendix B
Supplemental Information Regarding Participants in the Solicitation
The Company, its directors, its director nominees and certain of its executive officers and certain employees of the Company and Light & Wonder may be deemed to be participants in a solicitation of proxies on behalf of the Company in connection with the annual meeting. The following tables (“Directors and Nominees” and “Executive Officers and Certain Employees of the Company and Light & Wonder”) set forth the names and business addresses of our directors and nominees, and the names, present principal occupations and business addresses of the Company’s executive officers and the employees of the Company and Light & Wonder who may be considered to be “participants” in our solicitation of proxies from our stockholders in connection with the annual meeting (collectively, the “Participants”).
Directors and Nominees
The principal occupations of our directors and director nominees are described in the section captioned “Proposal 1 — Election of Directors”. The names of our directors and nominees are below. The business address of each of the directors and director nominees is 6601 Bermuda Road, Las Vegas, NV 89119.
Name
Barry L. Cottle
Joshua J. Wilson
Gerald D. Cohen
Nick Earl
April Henry
Constance P. James
Michael Marchetti
Charles “CJ” Prober
William C. Thompson Jr.
Executive Officers and Certain Employees of the Company and Light & Wonder
The principal occupations of our executive officers and certain employees of the Company and Light & Wonder who may be considered Participants are set forth below. The principal occupation refers to such person’s position with the Company or Light & Wonder, and the business address for each person is 6601 Bermuda Road, Las Vegas, NV 89119.
Name	Title
Executive Officers
Joshua J. Wilson	Chief Executive Officer and Director at SciPlay Corporation
Daniel O’Quinn	Interim Chief Financial Officer and Secretary at SciPlay Corporation
Employees of the Company and Light & Wonder
James Bombassei	Senior Vice President of Investor Relations at Light & Wonder, Inc.
Information Regarding Ownership of the Company’s and Light & Wonder’s Securities by Participants
The number of shares of common stock of the Company and Light & Wonder held as of May 12, 2022, by the Participants who are directors or executive officers is set forth in the section captioned “Security Ownership” of this Proxy Statement.
The following table sets forth the number of shares of common stock of the Company and Light & Wonder held as of May 12, 2022 by the employees of the Company and Light & Wonder who may be deemed Participants in our solicitation of proxies. The Company is unaware of any Participant who owns any securities of the Company of record that such Participant does not own beneficially, except as described in this Proxy Statement.
Name of Beneficial Owner	Amount and Nature of Beneficial Ownership
James Bombassei	0 shares of Class A common stock and 0 shares of Class B common stock of SciPlay Corporation 6,131 shares of common stock of Light & Wonder, Inc.
Information Regarding Transactions in The Company’s Securities by Participants — Last Two Years
The following table sets forth information regarding purchases and sales of the Company’s securities by each Participant from May 12, 2020 to May 12, 2022. Except as otherwise indicated, all transactions were in the public market or pursuant to our equity compensation plans and none of the purchase price or market value of these securities is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities.
Name	Transaction Date	# of Shares	Transaction Description
Gerald D. Cohen	6/10/2020	9,561	1
	6/10/2021	9,561	3
	6/9/2021	8,076	1
Barry L. Cottle	2/25/2021	255,750	6
	3/1/2021	494,250	4
	3/1/2021	196,249	5
Nick Earl	4/15/2022	10,742	1
April Henry	5/2/2022	10,863	1
Constance P. James	—	—	—
Michael Marchetti	6/10/2020	9,561	1
	6/9/2021	8,076	1
	6/10/2021	9,561	3
Charles “CJ” Prober	5/2/2022	10,863	1
William C. Thompson, Jr.	6/10/2020	9,561	1
	6/9/2021	8,076	1
	6/10/2021	9,561	3

Name	Transaction Date	# of Shares	Transaction Description
Joshua J. Wilson	9/20/2020	5,849	3
	9/20/2020	5,849	4
	9/20/2020	3,552	5
	9/21/2020	20,654	1
	9/21/2020	20,654	2
	3/15/2021	227,272	4
	3/15/2021	29,438	4
	3/15/2021	29,859	2
	3/15/2021	45,000	1
	3/15/2021	97,383	5
	9/20/2021	5,850	3
	9/20/2021	5,850	4
	9/20/2021	15,711	1
	9/20/2021	15,711	2
	9/20/2021	4,604	5
	9/21/2021	5,163	3
	9/21/2021	5,163	4
	9/21/2021	4,064	5
	2/15/2022	242,812	6
	3/15/2022	22,500	3
	3/15/2022	5,663	5
	3/15/2022	29,859	6
Daniel O’Quinn	5/18/2020	500	1
	9/21/2020	4,000	1
	9/22/2020	562	3
	9/22/2020	562	4
	9/22/2020	264	5
	3/15/2021	70	1
	3/15/2021	4,723	2
	3/15/2021	3,533	4
	3/15/2021	991	5
	3/16/2021	70	4
	3/16/2021	17	5
	3/22/2021	1,350	3
	3/22/2021	317	5
	3/22/2021	166	3
	3/22/2021	39	5
	9/20/2021	563	3
	9/20/2021	563	4
	9/20/2021	2,272	1
	9/20/2021	2,272	2
	9/20/2021	276	5
	9/21/2021	1,000	3
	9/21/2021	244	5
	3/15/2022	4,723	6
	3/16/2022	10,000	1
	3/16/2022	3,330	3
	3/16/2022	781	5
	3/20/2022	900	3
	3/20/2022	167	3
	3/20/2022	257	5
James Bombassei	—	—	—

Transaction Description
1.
Grant of RSUs

2.
Grant of PRSUs

3.
Shares of Class A common stock issued upon a vesting of RSUs

4.
Shares of Class A common stock issued upon a vesting of PRSUs

5.
Shares of Class A common stock withheld for taxes to the vesting of RSUs or PRSUs

6.
Forfeiture of RSUs or PRSUs

Miscellaneous Information Regarding Participants
Except as described in this Proxy Statement (including in this Appendix B), to the Company’s knowledge: none of the Participants or their associates (i) beneficially owns, directly or indirectly, any shares or other securities of the Company or any of the Company’s subsidiaries; or (ii) has a substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be acted upon at the annual meeting. In addition, other than as set forth in this Appendix B or this Proxy Statement, neither the Company nor any of the Participants has been within the past year party to any contract, arrangement or understanding with any person with respect to any of our securities, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits or the giving or withholding of proxies. Other than as set forth in this Appendix B or this Proxy Statement, none of the Participants or any of their associates have (i) any arrangements or understandings with any person with respect to any future employment by the Company or its affiliates or with respect to any future transactions to which the Company or any of its affiliates will or may be a party; or (ii) a direct or indirect material interest in any transaction or series of similar transactions since the beginning of the Company’s last fiscal year or any currently proposed transactions, to which the Company or any of its subsidiaries was or is to be a party in which the amount involved exceeded $120,000.

SCIPLAY CORPORATION 6601 BERMUDA ROAD LAS VEGAS, NV 89119 SCAN TO VIEW MATERIALS & VOTE VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your WHITE proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your WHITE proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your WHITE proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: D84390-P72605 KEEP THIS PORTION FOR YOUR RECORDS THIS WHITE PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY SCIPLAY CORPORATION The Board of Directors recommends you vote FOR proposal 1: For Withhold For All All All Except To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below. 1. To elect nine members of the Board of Directors to serve for the ensuing year and until their respective successors are duly elected and qualified. Nominees: ! ! ! 01) Barry L. Cottle 02) Joshua J. Wilson 03) Gerald D. Cohen 04) Nick Earl 05) April Henry 06) Constance P. James 07) Michael Marchetti 08) Charles "CJ" Prober 09) William C. Thompson, Jr. The Board of Directors recommends you vote FOR the following proposal 2: For Against Abstain 2. To ratify the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2022. NOTE: To consider and act upon any other matter that may properly come before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. D84391-P72605 SCIPLAY CORPORATION 6601 Bermuda Road, Las Vegas, NV 89119 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS ANNUAL MEETING OF STOCKHOLDERS - JUNE 8, 2022 The undersigned hereby appoints Daniel O'Quinn and Robert Gustafson, or either of them, as Proxy or Proxies of the undersigned with full power of substitution to act for the undersigned and to vote the full number of shares of the Class A Common Stock or Class B Common Stock of SciPlay Corporation that the undersigned is entitled to vote at the virtual Annual Meeting of Stockholders of SciPlay Corporation to be held online via the Internet via a live webcast at 11:00 a.m. PDT on Wednesday, June 8, 2022, and at any adjournments or postponements thereof, in accordance with the instructions set forth on this WHITE proxy card, and in their discretion, with respect to all other matters that may properly come before the meeting. Any proxy heretofore given by the undersigned with respect to such shares is hereby revoked. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the recommendation of the Board of Directors. (Continued and to be signed on reverse side)